UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, DC 20549
SCHEDULE 14A
Proxy Statement Pursuant to Section 14(a) of the
Securities Exchange Act of 1934
Filed by Registrant ☑
Filed by a Party other than the Registrant ☐
Check the appropriate box:

☐	Preliminary Proxy Statement
☐	Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))
☑	Definitive Proxy Statement
☐	Definitive Additional Materials
☐	Soliciting Material Pursuant to §240.14a-11(c) or §240.14a-12
Universal Insurance Holdings, Inc.

(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than Registrant)
Payment of Filing Fee (Check the appropriate box):

☑	No fee required.

☐	Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and 0-11:
1)	Title of each class of securities to which transaction applies:

2)	Aggregate number of securities to which transaction applies:

3)	Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing is calculated and state how it was determined):

4)	Proposed maximum aggregate value of transaction:

5)	Total fee paid:

☐	Fee paid previously with preliminary materials.

☐	Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.
1)	Amount Previously Paid:

2)	Form, Schedule or Registration Statement Number:

3)	Filing Party:

4)	Date Filed:

April 8, 2011

Dear Shareholder:

On behalf of the Board of Directors, I invite you to attend the 2011 Annual Meeting of Shareholders (“Annual Meeting”) of Universal Insurance Holdings, Inc. (“Company”). The Annual Meeting will be held at 10:30 a.m., Eastern Daylight Time, on May 11, 2011, at the Westin Fort Lauderdale, 400 Corporate Drive, Fort Lauderdale, Florida 33334.

The shareholders will be asked to (i) elect seven directors, each to hold office until the 2012 annual meeting or until their successors have been elected and qualified; (ii) approve the amendment and restatement of the 2009 Omnibus Incentive Plan, including the material terms of the performance goals stated therein; (iii) cast an advisory vote on the Company’s executive compensation; (iv) cast an advisory vote on the frequency for a shareholders’ advisory vote on the Company’s executive compensation; and (v) ratify the appointment of Blackman Kallick, LLP as the independent registered public accounting firm of the Company for the year ending December 31, 2011. The Board of Directors has unanimously approved these proposals and we urge you to vote in favor of these proposals and in accordance with the Board of Director’s recommendation on such other matters as may be submitted to you for a vote at the Annual Meeting.

We encourage you to vote, regardless of the number of shares you own. Please sign and return each proxy card that you receive in the enclosed postage-paid envelope, which is provided for your convenience. The return of your proxy card will not prevent you from voting in person but will assure that your vote is counted if you are unable to attend the Annual Meeting. We look forward to seeing you on May 11, 2011.

In addition to the proxy materials, enclosed is the Company’s Annual Report on Form 10-K for the fiscal year ended December 31, 2010, as filed with the Securities and Exchange Commission.

Sincerely,

/s/ Bradley I. Meier
Bradley I. Meier, President, Chief Executive
Officer and Chairman of the Board

1110 West Commercial Boulevard, Fort Lauderdale, Florida 33309, (954) 958-1200

UNIVERSAL INSURANCE HOLDINGS, INC.
1110 West Commercial Boulevard
Fort Lauderdale, Florida 33309

NOTICE
ANNUAL MEETING OF SHAREHOLDERS
TO BE HELD MAY 11, 2011

NOTICE IS HEREBY GIVEN that the 2011 Annual Meeting of Shareholders (“Annual Meeting”) of Universal Insurance Holdings, Inc., a Delaware corporation (“Company”), will be held at 10:30 a.m., Eastern Daylight Time, on May 11, 2011, at the Westin Fort Lauderdale, 400 Corporate Drive, Fort Lauderdale, Florida 33334, for the following purposes:

1. To elect seven directors, each to hold office until the 2012 annual meeting or until their successors have been elected and qualified;

2. To approve the amendment and restatement of the 2009 Omnibus Incentive Plan (“Incentive Plan”), including the material terms of the performance goals stated therein;

3. To cast an advisory vote on the Company’s executive compensation;

4. To cast an advisory vote on the frequency for a shareholders’ advisory vote on the Company’s executive compensation;

5. To ratify the appointment of Blackman Kallick, LLP as the independent registered public accounting firm of the Company for the year ending December 31, 2011; and

6. To transact any other business as may properly come before the Annual Meeting or any adjournment thereof.

The Board of Directors has fixed the close of business on April 4, 2011 as the record date for the determination of shareholders entitled to notice of, and to vote at, the Annual Meeting and at any adjournment thereof. A complete list of shareholders of record of the Company on the record date will be available for examination by any shareholder, for any purpose germane to the Annual Meeting, during ordinary business hours, for the ten-day period prior to the Annual Meeting, at the executive offices of the Company, 1110 West Commercial Boulevard, Fort Lauderdale, Florida 33309.

It is important that your shares be represented at the Annual Meeting. Whether or not you plan to attend, in order to assure proper representation of your shares at the Annual Meeting, we urge you to submit your proxy voting instructions to the Company by mail. By submitting your proxy voting instructions promptly, you can help the Company avoid the expense of follow-up mailings to ensure the presence of a quorum at the Annual Meeting. If you attend the Annual Meeting, you may, if so desired, revoke your prior proxy voting instructions and vote your shares in person.

In the event that there are not sufficient votes to approve any one of the foregoing proposals at the time of the Annual Meeting, the Annual Meeting may be adjourned to permit further solicitation of proxies by the Company.

IN ORDER TO SUBMIT PROXY VOTING INSTRUCTIONS PRIOR TO THE ANNUAL MEETING, COMPLETE, SIGN AND DATE YOUR PROXY CARD AND RETURN IT PROMPTLY IN THE POSTAGE-PAID ENVELOPE PROVIDED.

YOUR PROXY IS BEING SOLICITED BY THE BOARD. THE BOARD RECOMMENDS THAT YOU VOTE IN FAVOR OF THE PROPOSED ITEMS.

BY ORDER OF THE BOARD OF DIRECTORS

/s/ Joel M. Wilentz
Joel M. Wilentz, M.D., Acting Secretary

Fort Lauderdale, Florida
April 8, 2011

i

ii

UNIVERSAL INSURANCE HOLDINGS, INC.
1110 West Commercial Boulevard
Fort Lauderdale, Florida 33309

PROXY STATEMENT

This Proxy Statement is furnished in connection with the solicitation by the Board of Directors (“Board”) of Universal Insurance Holdings, Inc., a Delaware corporation (“Company”), of proxies to be voted at the Annual Meeting of Shareholders of the Company (“Annual Meeting”), to be held at the Westin Fort Lauderdale, 400 Corporate Drive, Fort Lauderdale, Florida 33334, on May 11, 2011 at 10:30 a.m., Eastern Daylight Time, and at any and all postponements or adjournments thereof, for the purposes set forth in the accompanying Notice of Annual Meeting.

A copy of the Annual Report of the Company for its fiscal year ended December 31, 2010, including financial statements audited by Blackman Kallick, LLP, is included. This Proxy Statement, Notice of Annual Meeting, accompanying proxy card, and Annual Report are first expected to be posted to http://proxy.universalinsuranceholdings.com on or about April 8, 2011.

QUESTIONS AND ANSWERS ABOUT THE MEETING AND VOTING

1.	What is a proxy?

It is your legal designation of another person to vote the stock you own. That other person is called a proxy. If you designate someone as your proxy in a written document, that document also is called a proxy or a proxy card. We have designated George R. De Heer as proxy for the 2011 Annual Meeting.

2.	What is a proxy statement?

It is a document that Securities and Exchange Commission (“SEC”) regulations require us to give you when we ask you to sign a proxy card designating George R. De Heer as proxy to vote on your behalf.

3.	What is the difference between holding shares as a shareholder and as a beneficial shareholder?

If your shares are registered directly in your name with the Company’s registrar and transfer agent, Continental Stock Transfer & Trust Company, you are considered a shareholder of record with respect to those shares.

If your shares are held in a brokerage account or bank, you are considered the “beneficial owner” of those shares.

4.	How do I attend the meeting? What do I need to bring?

You need to bring a photo ID to gain admission.

If you are a beneficial owner, bring your most recent brokerage statement with you to the meeting. We can use that to verify your ownership of shares and admit you to the meeting; however, you will not be able to vote your shares at the meeting without a legal proxy, as described in response to question 5.

Please note that cameras, sound or video recording equipment, cellular telephones, blackberries or other similar equipment, electronic devices, large bags, briefcases or packages will not be allowed in the meeting room.

5.	How can I vote at the meeting if I am a beneficial owner?

You will need to ask your broker, bank or other intermediary to furnish you with a legal proxy. You will need to bring the legal proxy with you to the meeting and hand it in with a signed ballot that will be provided to you at the meeting. You will not be able to vote your shares at the meeting without a legal proxy.

Please note that if you request a legal proxy, any previously executed proxy will be revoked, and your vote will not be counted unless you appear at the meeting and vote in person or legally appoint another proxy to vote on your behalf.

If you do not receive the legal proxy in time, you can follow the procedures described in the response to question 4 to gain admission to the meeting; however, you will not be able to vote your shares at the meeting.

6.	What different methods can I use to vote?

By Written Proxy:  All shareholders can vote by written proxy card. If you are a beneficial owner, you will receive a written proxy card or a vote instruction form from your bank or broker.

In Person:  All shareholders of record may vote in person at the meeting. Beneficial owners may vote in person at the meeting if they have a legal proxy, as described in response to question 5.

7.	What is the record date and what does it mean?

The record date for the Annual Meeting is April 4, 2011. The record date is established by the Board as required by the Delaware General Corporation Law and the Company’s bylaws. Owners of record at the close of business on the record date are entitled to:

•	receive notice of the meeting; and

•	vote at the meeting and any adjournments or postponements of the meeting.

8.	What securities will be voted at the Annual Meeting?

The securities to be voted at the Annual Meeting consist of (i) shares of common stock of the Company, $0.01 par value per share (“Common Stock”), with each share entitling its record owner to one vote, (ii) shares of Series M Preferred Stock of the Company, $0.01 par value per share (“Series M Preferred Stock”), with each share entitling its record owner to one vote and (iii) shares of Series A Preferred Stock of the Company, $0.01 par value per share (“Series A Preferred Stock”), with each share entitling its record owner to one vote. The holders of Series M Preferred Stock, voting separately as a series, are entitled to elect two directors. The holders of Common Stock, Series M Preferred Stock and Series A Preferred Stock, voting together as one class, are entitled to elect the remaining directors.

The table below sets forth the number and classes of Company stock entitled to vote at the Annual Meeting.

			Amount of Votes
	Number of Record	Number of Shares	Entitled to Be
	Holders as of	Outstanding as of	Cast as of
Class of Voting Stock	the Record Date	the Record Date	the Record Date

Common Stock	42	40,406,751	40,406,751
Series M Preferred Stock	4	87,740	87,740
Series A Preferred Stock	2	19,950	19,950

The Company had no other voting securities outstanding on the record date.

9.	What shares are included on the proxy card?

If you are a shareholder of Common Stock and/or Series A Preferred Stock, you will receive one proxy card for all the shares of Common Stock and/or Series A Preferred Stock you hold in certificate form and/or in book-entry form.

If you are a shareholder of Series M Preferred Stock, you will receive a proxy card for all the shares of Series M Preferred Stock you hold in certificate form and/or in book-entry form.

10.	What constitutes a quorum at the Annual Meeting?

The presence, in person or by proxy, of at least a majority of the total number of outstanding shares of the Series M Preferred Stock entitled to vote at the Annual Meeting for those matters where a separate vote of the Series M Preferred Stock is required, and of at least a majority of the total number of outstanding shares of the Common Stock, Series M Preferred Stock and Series A Preferred Stock entitled to vote at the Annual Meeting for those matters where the Common Stock, Series M Preferred Stock and Series A Preferred Stock, voting together as a class, is required, is necessary to constitute a quorum at the Annual Meeting. If a quorum is not present at the Annual Meeting, a majority of the shares so represented may vote to adjourn the Annual Meeting from time to time without further notice.

11.	What can I do if I change my mind after I vote my shares?

Shareholders can revoke a proxy prior to the completion of voting at the meeting by:

•	sending written notice to Joel M. Wilentz, M.D., Acting Secretary, Universal Insurance Holdings, Inc., 1110 West Commercial Boulevard, Fort Lauderdale, Florida 33309;

•	delivering a later-dated proxy; or

•	appearing at the Annual Meeting and giving the Acting Secretary notice of your intention to vote in person (unless you are a beneficial owner without a legal proxy, as described in the response to question 5).

12.	Are votes confidential? Who counts the votes?

We will continue our practice of holding the votes of all shareholders in confidence from directors, officers and employees except:

•	as necessary to meet applicable legal requirements and to assert or defend claims for or against the Company;

•	in the case of a contested proxy solicitation;

•	if a shareholder makes a written comment on the proxy card or otherwise communicates his or her vote to management; or

•	to allow the independent inspector of the election to certify the results of the vote.

13.	What votes can I cast for the proposals?

With respect to Proposal 1, you may either (i) vote in favor of all nominees; (ii) vote in favor of specific nominees; (iii) vote against all nominees; (iv) vote against specific nominees; (v) abstain from voting with respect to all nominees; or (vi) abstain from voting with respect to specific nominees.

With respect to Proposals 2, 3, and 5, you may vote “For” or “Against”, or “Abstain” from voting. With respect to Proposal 4, you may vote for “1 Year”, “2 Years” or “3 Years”, or “Abstain” from voting.

14.	How many votes are needed for each proposal and how are the votes counted?

Each of the director nominees will be elected as a director of the Company if a majority of the votes cast on his election are voted in favor of such election (Item 1 on the Proxy Card).

A majority of the votes cast means that the votes cast “for” a director exceed the number of votes cast “against” that director.

The favorable vote of a majority of the votes cast on the proposal will be required:

•	FOR the approval of the amendment and restatement of the Incentive Plan, including the material terms of the performance goals stated therein (Item 2 on the Proxy Card);

•	FOR the approval, on an advisory basis, on the Company’s executive compensation (Item 3 on the Proxy Card);

•	FOR the proposal to ratify the appointment of Blackman Kallick, LLP as the independent registered public accounting firm for the fiscal year 2010 (Item 5 on the Proxy Card); and

•	FOR any other proposal that might properly come before the meeting;

The advisory vote on the frequency of the advisory vote on executive compensation (Item 4 on the Proxy Card) receiving the greatest number of votes (every one, two or three years) will be considered the frequency recommended by shareholders.

15.	What if I do not specify a choice for a matter when returning a proxy?

Shareholders should specify their choice for each matter on the enclosed proxy card. If no specific instructions are given, proxies which are signed and returned will be voted:

•	FOR the election of all director nominees as set forth in this proxy statement;

•	FOR the approval of the amendment and restatement to the Incentive Plan, including the material terms of the performance goals stated therein;

•	FOR the approval, on an advisory basis, on the Company’s executive compensation;

•	FOR the approval, on an advisory basis, of an advisory vote on executive compensation once every three years; and

•	FOR the proposal to ratify the appointment of Blackman Kallick, LLP as the independent registered public accounting firm for the fiscal year 2011.

16.	What are abstentions and broker non-votes and how are they counted?

Abstentions and broker non-votes are included in determining whether a quorum is present. A broker non-vote occurs when a nominee holding shares for a beneficial owner (i.e., a broker) does not vote on a particular proposal because such nominee does not have discretionary voting power for that particular matter and has not received instructions from the beneficial owner.

Abstentions and broker non-votes are not considered “votes cast” and thus do not have an effect on the outcome of the vote as to any of the items presented in this proxy statement. Under the rules of the NYSE Amex LLC (“NYSE Amex”), Item 5 is considered a routine matter on which brokers will be permitted to vote in their discretion even if the beneficial owners do not provide voting instructions. However, Items 1, 2, 3 and 4 are not considered routine matters under NYSE Amex rules, and brokers will not be permitted to vote on Items 1, 2, 3 and 4 if the beneficial owners fail to provide voting instructions.

17.	Who pays the cost in connection with the solicitation of proxies?

The Company will bear the cost of soliciting proxies in the enclosed form. Officers and regular employees of the Company may solicit proxies by a further mailing or personal conversations or via telephone or facsimile, provided that they do not receive compensation for doing so. The Company will, upon request, reimburse brokerage firms and others for their reasonable expenses in forwarding solicitation material to the beneficial owners of stock.

IMPORTANT NOTICE REGARDING THE AVAILABILITY OF PROXY MATERIALS
FOR THE SHAREHOLDER MEETING OF UNIVERSAL INSURANCE HOLDINGS, INC.
TO BE HELD ON MAY 11, 2011

The Notice of Annual Meeting, Proxy Statement and Annual Report on Form 10-K for the fiscal year ended December 31, 2010 are available at http://proxy.universalinsuranceholdings.com.

ELECTION OF DIRECTORS
(PROPOSAL 1)

The Board has the ultimate authority for the management of the Company’s business, objectives and operations. It selects the Company’s executive officers, delegates responsibilities for the conduct of the Company’s day-to-day operations to those officers and monitors the performance of the officers.

Meetings of the Board are held regularly each quarter and as required. The Board held five meetings during 2010. All directors attended at least 80% of the meetings of the Board and the committees on which he served during 2010.

The Company encourages its Board members to attend the Company’s Annual Meeting of Shareholders.

Compensation of Directors

The Company pays an annual director’s fee equal to $80,000, paid monthly, to each director of the Company except Mr. Bradley Meier and Mr. Sean Downes. The Company also reimburses all directors for costs and expenses for attending Board meetings. The Company has entered into indemnification agreements with its executive officers and directors pursuant to which the Company has agreed to indemnify such individuals, to the fullest extent permitted by law, for claims made against them in connection with their positions as officers, directors or agents of the Company. Directors are also entitled to receive discretionary grants of non-qualified stock options under the Incentive Plan.

Director Summary Compensation Table

The table below summarizes the compensation paid by the Company to its non-executive directors for the fiscal year ended December 31, 2010.

				Change in
				Pension Value
	Fees Earned			and Deferred
	or Paid in	Stock	Option	Compensation	All Other
Name	Cash ($)	Awards ($)	Awards ($)	Earnings ($)	Compensation ($)	Total ($)

Norman M. Meier(1)	$80,000	—	—	—	—	$80,000
Ozzie A. Schindler	$80,000	—	—	—	—	$80,000
Reed J. Slogoff	$80,000	—	—	—	—	$80,000
Michael A. Pietrangelo	$61,096	—	—	—	—	$61,096
Joel M. Wilentz, M.D.	$80,000	—	—	—	—	$80,000

(1)	Effective January 1, 2008, the Company’s Compensation Committee authorized the employment of Norman Meier as Secretary of the Company at an annual salary of $20,000 and for such salary to be deducted from any compensation Mr. Meier is otherwise entitled to receive as a director of the Company.

The Board has nominated Sean P. Downes, Bradley I. Meier, Norman M. Meier, Michael A. Pietrangelo, Ozzie A. Schindler, Reed J. Slogoff and Joel M. Wilentz, M.D., for election to the Board to serve as directors until the 2012 annual meeting or until their successors are duly elected and qualified. The nominees have consented to be named and have indicated their intent to serve if elected. The Board has no reason to believe that the nominees will be unavailable or that any other vacancy on the Board will occur. If any nominee becomes unavailable for any reason, or if any other vacancy in the class of directors to be elected at the Annual Meeting should occur before the election, the shares represented by the proxy will be voted for the person, if any, who is designated by the Board to replace the nominee or to fill such other vacancy on the Board.

The holders of Series M Preferred Stock, voting separately as a series, are entitled to elect directors to fill the seats currently held by Bradley I. Meier and Norman M. Meier, both of whom the Board recommends for reelection; such directors shall be elected by a majority of votes in the affirmative of the Series M Preferred Stock shares cast at the Annual Meeting. The holders of Common Stock, the holders of Series M Preferred Stock and the holders of Series A Preferred Stock, voting together as one class, are entitled to elect directors to fill the seats currently held by Sean P. Downes, Michael A. Pietrangelo, Ozzie A. Schindler, Reed J. Slogoff

and Joel M. Wilentz, M.D., all of whom the Board recommends for reelection; such directors shall be elected by a majority of votes in the affirmative of the Common Stock shares, Series M Preferred Stock shares and Series A Preferred Stock shares, voting together as a class, cast at the Annual Meeting. If elected, all nominees are expected to serve until the 2012 annual meeting or until their successors are duly elected and qualified.

THE BOARD UNANIMOUSLY RECOMMENDS THAT THE NOMINEES DESCRIBED ABOVE
BE ELECTED AS DIRECTORS TO SERVE UNTIL THE 2012 ANNUAL MEETING OR UNTIL THEIR SUCCESSORS ARE DULY ELECTED AND QUALIFIED.

Information Concerning the Board of Directors and Executive Officers

The current directors and executive officers of the Company are as follows:

			First Year
			as Director
Name	Age	Position	(Term Expires)

Sean P. Downes	41	Chief Operating Officer, Senior Vice President	2005
(Director Nominee)		and Director	(2011)
Bradley I. Meier	43	President, Chief Executive Officer and	1990
(Director Nominee)		Director	(2011)
Norman M. Meier	72	Director and Secretary	1992
(Director Nominee)			(2011)
Michael A. Pietrangelo	68	Director	2010
(Director Nominee)			(2011)
Ozzie A. Schindler	42	Director	2007
(Director Nominee)			(2011)
Reed J. Slogoff	42	Director	1997
(Director Nominee)			(2011)
Joel M. Wilentz, M.D.	76	Director and Acting Secretary	1997
(Director Nominee)			(2011)
James M. Lynch(1)	56	Executive Vice President and Chief Financial Officer
George R. De Heer(2)	51	Chief Financial Officer

(1)	Mr. Lynch was the Company’s Chief Financial Officer until September 30, 2010.

(2)	Mr. De Heer became the Company’s Chief Financial Officer effective October 1, 2010.

Biographical Information

Biographical information regarding the directors and executive officers of the Company is as follows:

Directors

Sean P. Downes has been Senior Vice President, Chief Operating Officer and a director of the Company since January 2005. He has served as Chief Operating Officer and a director of UPCIC, a wholly-owned subsidiary of the Company, since July 2003. Mr. Downes was Chief Operating Officer of Universal Adjusting Corporation from July 1999 to July 2003. During that time Mr. Downes created the Company’s claims operation. Before joining the Company in July 1999, Mr. Downes was Vice President of Downes and Associates, a multi-line insurance adjustment corporation.

Mr. Downes has over 23 years of experience in the insurance industry. As an experienced financial and operational leader within the insurance industry, Mr. Downes brings a broad understanding of the strategic priorities and operational demands facing the Company.

Bradley I. Meier has been President, Chief Executive Officer and a director of the Company since its inception in November 1990. He has served as President of UPCIC since its formation in April 1997. In

1990, Mr. Meier graduated with a B.S. in Economics from the Wharton School of Business at the University of Pennsylvania.

Mr. Meier, as the founder of the Company, has a deep understanding of the Company and the Florida insurance market. He has navigated numerous challenges, including the global economic downturn and regulatory challenges in the Florida insurance market. As our Chairman and Chief Executive Officer, he is a key member of our Board.

Norman M. Meier has been a director of the Company since July 1992 and Secretary of the Company since January 1, 2008. Presently Mr. Meier serves as Executive Chairman of DermWorx Incorporated, a privately held dermatologic specialty pharmaceutical company. From February 2000 until January 2006, Mr. Meier was President and Chief Executive Officer of PharmaMatrix, Inc., a medical marketing and advertising company. From December 1986 until November 1999, Mr. Meier was President, Chief Executive Officer and a director of Columbia Laboratories, Inc., a publicly-traded corporation in the pharmaceuticals business. From 1977 until 1986, Mr. Meier served as a consultant to Key Pharmaceuticals. From 1971 to 1977, Mr. Meier was Vice President of Sales and Marketing for Key Pharmaceuticals.

Mr. Meier is an experienced business leader with a broad understanding of the operational, financial and strategic issues facing public companies. This experience gives him valuable knowledge and perspective as a member of our Board.

Michael A. Pietrangelo has been a director of the Company since March 2010. Mr. Pietrangelo has practiced law at Pietrangelo Cook PLC since 1998 and is admitted to the New York, Tennessee and District of Columbia bars. He currently serves on the board of directors of Medicis Pharmaceutical Corporation, an independent specialty pharmaceutical company listed on the NYSE, the American Parkinson Disease Association, a not-for-profit organization focused on serving the Parkinson’s community, and SurgiVision, Inc., a developer of next-generation, interventional MRI technologies. Mr. Pietrangelo currently serves as the managing partner of Theraplex Company LLC, a privately held company. From 1994 until 1998, Mr. Pietrangelo served as President of Johnson Products Company, a subsidiary of IVAX Corporation. From 1990 to 1994, Mr. Pietrangelo was the President and Chief Executive Officer of CLEO, Inc., a subsidiary of Gibson Greetings, Inc. and manufacturer of specialized paper products. From 1967 to 1989, he served in a variety of legal and management roles at the Federal Trade Commission, Pfizer, Inc., Schering-Plough Corporation and Western Publishing Group.

Mr. Pietrangelo has valuable experience in corporate governance, legal and financial matters as a result of his participation as a lawyer, executive and director of privately held and public companies as well as non-profit companies. This experience gives him perspective and knowledge as a member of our Board.

Ozzie A. Schindler has been a director of the Company since January 2007. Mr. Schindler serves as Chairman of the Company’s Audit Committee. Mr. Schindler is a shareholder with the law firm of Greenberg Traurig and specializes in international tax, trusts and succession and planning. He has an LL.M. in Taxation from New York University School of Law and graduated with honors from the University of Florida School of Law. Mr. Schindler graduated with high honors from the University of Florida Fisher School of Accounting. He is admitted to both the Florida and New York Bars.

Mr. Schindler provides strong legal, regulatory, accounting, financial, risk analysis, internal audit, compliance, corporate governance and administrative skills and experience to our Board.

Reed J. Slogoff has been a director of the Company since March 1997. Mr. Slogoff is currently a principal with Pearl Properties, LLC, a commercial real estate investment firm based in Philadelphia, Pennsylvania. Mr. Slogoff was formerly with Entercom Communications Corp., a publicly traded radio broadcasting company and was previously a member of the corporate and real estate group of the law firm of Dilworth, Paxson, LLP. Mr. Slogoff received a B.A. with Honors from the University of Pennsylvania in 1990, and a J.D. from the University of Miami School of Law in 1993.

Mr. Slogoff provides valuable insight to our Board as a lawyer formerly engaged in private practice and as an experienced businessman in the commercial real estate industry. While practicing law, Mr. Slogoff advised clients on a variety of corporate, securities and finance matters and was involved in the public offering process, including an initial listing on the NYSE, and with other aspects of public company corporate matters.

Over the past approximately 10 years, Mr. Slogoff has been actively engaged in commercial real estate through his ownership and management of Pearl Properties, LLC. His day-to-day responsibilities include a variety of functions such as financial analysis, arranging, negotiating and obtaining financing, sourcing and negotiating acquisitions and managing portfolio insurance coverage. Mr. Slogoff’s responsibility with respect to insurance matters is particularly relevant to the Company’s insurance operations.

Mr. Slogoff’s experience in addressing complex issues including corporate, finance and insurance matters translates to valuable insight on matters facing growing companies today.

Joel M. Wilentz, M.D. has been a director of the Company since March 1997. Dr. Wilentz is one of the founding members of Dermatology Associates, founded in 1970, and of the Centers for Cosmetic Enhancement in Florida. He is a former member of the Board of Directors of the Neurological Injury Compensation Association (NICA) for the State of Florida. He is a former member of the Board of Directors of the Broward County Florida Medical Association. He was the former President of the Broward County Dermatological Society. Dr. Wilentz is at present a member of the Board of Governors of Nova Southeastern University.

Dr. Wilentz’s general business acumen and deep understanding of the Florida business, professional, and regulatory environment provides independent guidance to the Board on a wide variety of general corporate and strategic matters.

Officers are elected annually by the Board of Directors and serve at the discretion of the Board. All directors hold office until the next annual meeting of shareholders or the election and qualification of their successors. Currently, the Company does not have a procedure by which shareholders may recommend nominees to the Company’s Board of Directors.

Certain Relationships

Norman M. Meier and Bradley I. Meier are father and son, respectively. There are no other family relationships among the Company’s executive officers and directors. Eric Meier, who is the brother of Bradley I. Meier, works for a subsidiary of the Company.

Executive Officers

Bradley I. Meier  For biographical information on Bradley I. Meier, see Information Concerning the Board of Directors and Executive Officers, under “Biographical Information, Directors.”

Sean P. Downes  For biographical information on Sean P. Downes, see Information Concerning the Board of Directors and Executive Officers, under “Biographical Information, Directors.”

James M. Lynch CPA, CPCU became Executive Vice President and Chief Financial Officer of the Company in August 1998. Before joining the Company, Mr. Lynch was Chief Financial Officer of Florida Administrators, Inc., an organization specializing in property and casualty insurance. Prior to working at Florida Administrators, Inc., Mr. Lynch held the position of Senior Vice President of Finance and Comptroller of Trust Group, Inc., which also specialized in property and casualty insurance. Before his position at Trust Group, Mr. Lynch was a Manager with the accounting and auditing firm of Coopers & Lybrand, which later became PricewaterhouseCoopers LLC.

On September 30, 2010, following an illness, James M. Lynch resigned as Executive Vice President and Chief Financial Officer of the Company and its wholly-owned insurance subsidiaries. There were no disagreements between Mr. Lynch and the Company on any matter relating to the Company’s financial statements, accounting policies or its internal controls. He remains with the Company as its Director of Financial Analysis.

George R. De Heer became Chief Financial Officer and Principal Accounting Officer of the Company and its wholly owned insurance subsidiaries effective October 1, 2010. Prior to becoming the Company’s Chief

Financial Officer and Principal Accounting Officer, Mr. De Heer served as the Company’s Vice President — Finance since October 2006. Mr. De Heer has almost 20 years of experience in the property and casualty insurance industry. Prior to joining the Company, Mr. De Heer was employed for 15 years by Bristol West Insurance Group, a national property and casualty insurance company. Mr. De Heer held various financial positions with Bristol West Insurance Group, rising to become its Vice President of Finance and Controller.

The Company has entered into indemnification agreements with its executive officers and directors pursuant to which the Company has agreed to indemnify such individuals, to the fullest extent permitted by law, for claims made against them in connection with their positions as officers, directors or agents of the Company.

Committees and Corporate Governance

Board Leadership Structure

Our bylaws provide that the roles of Board Chairman and Chief Executive Officer may be filled by the same or different individuals, which provides the Board the flexibility to determine whether these roles should be combined or separated based on the Company’s circumstances and needs at any given time. The roles of Chairman and CEO of the Company are currently held by the same person, Bradley I. Meier. The Board believes that the Company and its shareholders are best served by having Mr. Meier serve in both positions. As the founder of the Company, Mr. Meier is most familiar with the business and challenges the Company faces in the current environment. His experience and expertise makes him the most appropriate person to set agendas for, and lead discussions of, strategic matters affecting the Company at this time. Moreover, this structure enables Mr. Meier to act as a bridge between management and the Board, and helps to promote unified leadership and direction.

Independence of Our Directors

NYSE Amex rules require that at least a majority of our directors be independent of the Company and management. The Board of Directors has determined that each of the following directors is an “independent director,” as such term is defined by NYSE Amex rules: Michael A. Pietrangelo, Ozzie A. Schindler, Reed J. Slogoff and Joel M. Wilentz, M.D.

In addition, each of the Compensation Committee and Audit Committee are composed exclusively of non-employee directors that met the relevant independence requirements established by the NYSE Amex.

The Board’s Role in Risk Oversight

The Board is responsible for ensuring that material risks are identified and managed appropriately. The Board and its committees regularly review material operational, financial, compensation and compliance risks with senior management. As part of its responsibilities as set forth in its charter, the Audit Committee is responsible for discussing with management the Company’s policies and guidelines to govern the process by which risk assessment and risk management is undertaken by management, including guidelines and policies to identify the Company’s major financial risk exposures, and the steps management has taken to monitor and control such exposures. The Audit Committee also performs a central oversight role with respect to financial and compliance risks, and reports on its findings at each regularly scheduled meeting of the Board. The Compensation Committee considers risk in connection with its design of compensation programs for our executives. Each committee regularly reports to the Board. In addition, each year the Board reviews the Company’s reinsurance program by which the Company cedes insurance risk to reinsurers.

Audit Committee

The Company has a separately designated Audit Committee, whose members are Ozzie A. Schindler, Reed J. Slogoff and Joel M. Wilentz, M.D., each of whom was determined by the Board to be independent under the applicable rules of the SEC and the NYSE Amex. The Company’s Board of Directors has

determined that Ozzie A. Schindler is an “audit committee financial expert” as defined by Item 407(d)(5) of Regulation S-K promulgated by the SEC.

The Audit Committee recommends the firm to be appointed as the independent registered public accounting firm of the Company to audit the Company’s financial statements and to perform services related to the audit, reviews the scope and results of the audit with the independent registered public accounting firm, reviews with management and the independent registered public accounting firm the Company’s year-end operating results and considers the adequacy of the internal accounting procedures.

The Audit Committee met separately four times during 2010, in addition to 11 telephonic meetings, and the full Board, including the members of the Audit Committee, met four times during the year to discuss the financial position of the Company, provide recommendations and guidance to management and evaluate strategies and financial opportunities and initiatives.

The Audit Committee operates under a written charter that was adopted by the Board of Directors on January 9, 2007. The Audit Committee Charter is publicly available at the Company’s headquarters in Fort Lauderdale, Florida and also on the Company’s website at www.universalinsuranceholdings.com. The Audit Committee Charter will be reviewed annually for changes, as appropriate.

Audit Committee Report

The following is the report of the Audit Committee with respect to the Company’s audited financial statements for the fiscal year ended December 31, 2010, which include the balance sheets of the Company as of December 31, 2010 and 2009, and the related statements of income, changes in shareholders’ equity and cash flows for the years ended December 31, 2010, 2009 and 2008 and the notes thereto. The information contained in this report shall not be deemed to be “soliciting material” or to be “filed” with the SEC, nor shall such information be incorporated by reference into any future filing under the Securities Act of 1933, as amended (“Securities Act”), or the Securities Exchange Act of 1934, as amended (“Exchange Act”), except to the extent that the Company specifically incorporates it by reference in such filing.

Composition

The Audit Committee of the Board is composed of the three directors named below. Each member of the Audit Committee meets the independence and financial experience requirements under the applicable rules of the SEC and NYSE Amex.

Review with Management

The Audit Committee has reviewed and discussed the Company’s audited financial statements with management.

Review and Discussions with Independent Registered Public Accounting Firm

The Audit Committee has discussed with Blackman Kallick, LLP, the Company’s independent registered public accounting firm for 2010, the matters required to be discussed in accordance with the standards of the Public Company Accounting Oversight Board which include, among other items, matters related to the conduct of the audit of the Company’s financial statements.

The Audit Committee has received written disclosures and the letter from Blackman Kallick, LLP required by Independence Standards Board Standard No. 1 (which relates to the accountant’s independence from the Company and its related entities) and has discussed with Blackman Kallick, LLP its independence from the Company.

Conclusion

Based on the review and discussions referred to above, the Audit Committee recommended to the Board that the Company’s audited financial statements be included in the Company’s Annual Report on Form 10-K for the fiscal year ended December 31, 2010.

SUBMITTED BY THE AUDIT COMMITTEE OF
THE BOARD OF DIRECTORS

Ozzie A. Schindler
Reed J. Slogoff
Joel M. Wilentz, M.D.

Director Nominations

A director can be nominated by a member of the Board. The Company has not established a Nominating Committee. Given the size of the Company, the Board believes that this is appropriate.

The Board maintains no formal policy regarding Board membership but would view diversity expansively and consider among other things, functional areas of experience, educational background, employment experience and leadership performance as well as those intangible factors that it deems appropriate to develop a heterogeneous and cohesive Board such as integrity, achievements, judgment, intelligence, personal character, the interplay of the candidate’s relevant experience with the experience of other Board members, the willingness of the candidate to devote adequate time to Board duties, and likelihood that he or she will be willing and able to serve on the Board for a sustained period.

Code of Business Conduct and Ethics

The Company adopted a Code of Business Conduct and Ethics on December 5, 2008 that is applicable to all directors, officers and employees of the Company. The code is publicly available at the Company’s headquarters in Fort Lauderdale, Florida and also on the Company’s website at www.universalinsuranceholdings.com. The Code of Business Conduct and Ethics will be reviewed annually for changes, as appropriate.

Shareholder Communications

The Company has not established a set process for shareholders to send communications to the Board. Given the size of the Company, the Board believes that this is appropriate.

Compensation Committee Interlocks and Insider Participation

The Compensation Committee consists of Reed J. Slogoff and Joel M. Wilentz, M.D., each of whom was determined by the Board to be independent under the applicable rules of the SEC, NYSE Amex and FINRA. Among its duties, the Compensation Committee assists the Board in discharging its responsibilities relating to corporate goals and objectives relevant to the compensation of the Company’s executive officers, evaluating the performance of executive officers in light of those goals and objectives and determining compensation based on such evaluation. The Compensation Committee operates under a written charter that was adopted by the Board on March 13, 2007. The Compensation Committee Charter is publicly available on the Company’s website at www.universalinsuranceholdings.com. The Compensation Committee Charter will be reviewed annually for changes, as appropriate.

Certain Relationships and Related Party Transactions

Downes and Associates, a multi-line insurance adjustment corporation based in Deerfield Beach, Florida performs certain claims adjusting work for UPCIC. Downes and Associates is owned by Dennis Downes, who is the father of Sean P. Downes, Chief Operating Officer and Senior Vice President of UPCIC. During 2010,

2009 and 2008, the Company expensed claims adjusting fees of $480,000, $605,000, and $410,000, respectively, to Downes and Associates.

Transactions between the Company and its affiliates are on terms no less favorable to the Company than can be obtained from third parties on an arm’s-length basis. Transactions between the Company and any of its executive officers or directors require the approval of a majority of disinterested directors.

EXECUTIVE COMPENSATION

Compensation Discussion and Analysis

Please note that the following Compensation Discussion and Analysis is current as of December 31, 2010. The Compensation Committee oversees and reviews the Company’s executive compensation practices. The Compensation Committee is responsible for ensuring that the compensation of the executive officers of the Company aligns with and supports its growth objectives. The Company’s Chief Executive Officer, Chief Financial Officer and Chief Operating Officer may be referred to as “named executive officers” or “executive officers.”

Objectives of the Company’s Compensation Practices

The Company’s principal business objective is sound, profitable growth. Achievement of this objective requires not only additional insurance volume, but also continued improvements in the Company’s underwriting criteria to identify acceptable risks, development of the Company’s broker network, strengthened claims processing methodologies to improve customer service and accurately pay claims, aggressive product and geographic diversification facilitated by the internal capabilities developed by the Company, flexible but focused reinsurance strategies and prudent strategies for investment of reserves.

Over the last several years, the Company added internal underwriting, reinsurance, claims processing and investment capabilities and engaged in extensive negotiation with independent brokers throughout its marketing area. In 2010, the internalized capabilities contributed substantially to the Company’s superior results and the expanding presence in new geographic areas. The Company utilized internal staff to operate its business and expand its broker network in all markets using existing resources. The Compensation Committee understands that the Company’s growth and geographic diversification, while controlling employment costs, forces senior managers to address additional and more diverse obligations year over year.

In 2010 and for the longer term, the Company will continue to seek sound profitable growth by:

•	expanding the Company’s product offerings and product mix;

•	continuing the Company’s initiative toward geographic diversification using existing internal capabilities and developing its network of independent agents in states outside of Florida;

•	developing insurance products and adding a portfolio of products and services that buyers of property and casualty insurance typically also purchase, such as home and Internet security services;

•	further penetrating the Florida market by establishing relationships with additional independent agents in order to expand its distribution network;

•	scaling processes the Company has internalized to address the Company’s growth, including marketing strategies, agent incentive and management (in Florida and expanding to other states), policy development, risk management, claims, reinsurance analysis and investment analysis; and

•	refining the proprietary claims, premium, reinsurance and management system developed by the Company on a scalable basis so that growth and diversification costs are controlled.

•	Anticipating and responding to changing market conditions, laws and regulatory requirements affecting the insurance industry.

As of December 31, 2010, the Compensation Committee believed that the Company’s compensation practices are linked to these business objectives. In setting base pay, the Compensation Committee takes into account past achievements, including the Company’s growth. Incentive programs are intended to meet three principal goals:

•	reward and retain those key entrepreneurial officers who have risk, portfolio, reinsurance and general management skills and motivation desirable in the marketplace;

•	link pay to performance by structuring the compensation of the Company’s Chief Executive Officer and Chief Operating Officer so that the opportunity to earn cash bonuses is tied to the pretax income of the Company; and

•	provide long-term incentives in the form of stock options and restricted stock awards to incentivize the Company’s executive officers and align their interests with those of the Company’s shareholders.

How the Company Determines Each Element of Compensation and Why the Company Pays Each Element

General

Several years ago, the Company entered into employment agreements with Mr. Meier and Mr. Downes. The agreement with Mr. Meier has evergreen renewal terms. The Company amended the agreement with Mr. Downes to extend the term to December 31, 2013. The employment agreements reflect the entrepreneurial nature of the Company when the agreements were put in place. Despite its consistent growth and geographic expansion, the Company remains largely entrepreneurial in approach. The Compensation Committee has determined that the Company’s and its shareholders’ interests are best served by continuing these employment agreements without additional renegotiation as of December 31, 2010. The Compensation Committee’s judgment is based on its belief that the continuation of sound, profitable growth is dependent on the continued performance and innovation of these two individuals.

The Compensation Committee believes that these two individuals possess unique skill sets, are responsible for more functions than senior managers with comparable titles at comparable companies and, jointly, have been the engine driving the Company’s growth and development since its entry into the insurance business. In some respects, the employment arrangements take past performance into account and reward continuity with pre-determined increases in base compensation. The Compensation Committee believes that such employment arrangements benefit the Company and its shareholders by permitting the Company to retain these executive officers and ensure their continued focus on the Company’s progress.

The Compensation Committee recognizes that the base salary and incentive opportunities afforded under the employment agreements are at or above the 75% percentile for individual employees with comparable titles of members of the Insurance Group, described below. However, the Compensation Committee also recognizes that Mr. Meier and Mr. Downes have responsibilities beyond those typically included in their respective titles and perform functions usually performed by others at comparable companies. Based on information reviewed by the Compensation Committee, it believes the more appropriate compensation comparison is to the aggregate cost of senior management of individual members of the Insurance Group.

Mr. Meier and Mr. Downes individually or jointly have principal responsibility for a number of functions more typically performed by subordinates at comparable companies. For example, Mr. Meier is the officer directly managing the Company’s investment strategies and management, cash management, capital requirements, investment banking and corporate finance relationships and the Company’s mergers and acquisition evaluation function. Mr. Downes directly manages underwriting, marketing, actuarial analysis, premium rate management, claims and insured loss analysis as well as mediation and arbitration and sales, including maintaining and developing the Company’s network of independent agents.

Pursuant to the employment agreements, Mr. Meier and Mr. Downes each receive an annual base salary that automatically increases twenty percent (20%) each year. The Compensation Committee believes the increase in base salary reflects the additional management responsibilities undertaken as a result of the growth of the Company’s internal operations as well as progress in geographic diversification and managing regulatory challenges.

The Company’s Chief Executive Officer and the Company’s Chief Operating Officer also receive an annual performance bonus measured as a percentage of the pretax income of the Company. The Company has used this approach to motivate the Company’s executives toward producing pretax income because the Company believes that pretax income is not only the hallmark of sound, profitable growth but that it also provides the resources for the Company’s internal development, diversification efforts and maintenance of its dividend policy. As a result, the Company’s Chief Executive Officer and Chief Operating Officer are paid more if the Company’s pretax income performance warrants it.

In the Company’s core insurance business, pretax income is generated through successful management of not only sales but also properly managed underwriting, claims adjudication, investment of reserves and reinsurance. Accordingly, the Compensation Committee believes that the incentive opportunity’s focus on pretax income controls compensation risk. The balance among these elements must be maintained for sound profitable growth and the balance acts as a control on compensation risk.

Comparator Companies

For 2010, the Compensation Committee used information provided by The Delves Group, a compensation consultant, to compile two distinct comparable groups to frame the Compensation Committee’s discussions on prospective executive compensation for the Company’s executive officers. The Delves Group has no other relationship with the Company and performs no other services for the Company. Accordingly, the Compensation Committee believes that The Delves Group is completely independent of the Company and its advice cannot be colored by any other revenue derived from working with the Company.

One group is a conventionally arranged comparator group; that is, 18 casualty insurance carriers that have a market presence in one or more of the states in which the Company is licensed and exhibit a range of premium volume, net revenue and market capitalization that bracket the Company (“Insurance Group”). As compared to the Insurance Group, the Company has the highest relative concentration of policies in Florida and the Company’s results are influenced to a greater degree by legislation and market factors unique to Florida. These factors include state-mandated premium reductions and discounts for wind mitigation and increases in ceded premiums as a result of changes in the reinsurance program as well as a challenging settlement environment. Despite the unique demands facing the Company due to its high concentration of policies in Florida, the Company’s three-year and five-year compound annual growth rates or “CAGR” is three times that of the next fastest growing member of the group and eight times the second and third fastest growing members of the Insurance Group. Similarly, the Company’s five-year total shareholder return including reinvestment of dividends or “TSR” and other relevant growth measures exceeded all members of the Insurance Group by a substantial margin. These five-year results were achieved during a difficult economic period.

Because of the extent of the positive difference between the Company’s financial performance and growth and the financial performance of the members of the Insurance Group, the Compensation Committee believed it important to review the practices at companies that reflected the growth characteristics of the Company as nearly as could be determined. Accordingly, the Compensation Committee requested The Delves Group to search public filings for companies beyond the insurance industry with five-year annualized revenue growth of at least 20% and annual revenue that bracketed the Company’s as well as had no more than 2,000 employees as opposed to the Company’s approximately 200 employees (“Growth Group”). The Compensation Committee believed that the dual comparator groups approach is reasonable to accurately assess the performance and compensation of the Chief Executive Officer and the Chief Operating Officer. The Insurance Group informs the Compensation Committee about companies in direct competition with the Company. The Growth Group informs the Compensation Committee about how the Company compared with other companies with similar growth performance. Within this Growth Group, the Company had the highest top quartile results in five-year revenue growth and top half one year and three year TSR while maintaining the most consistent profit margin year over year.

The Compensation Committee does not target any particular percentile among comparator groups or member companies at which to align compensation. The Compensation Committee is confident that its exercise of discretion in choosing pretax income as the determinant of cash bonus payments best serves the goals of the Company and, by using a variable performance measure, cash bonus compensation will vary directly with achievement. When the Compensation Committee cross-checks compensation levels against comparator groups and member companies, the focus is on a broader and more flexible orientation, which provides the ability to address the specific business conditions relevant to the Company, including:

•	Recognizing that the Chief Executive Officer and the Chief Operating Officer (a position at the Company with substantially more responsibilities than chief operating officers elsewhere) are the two key employees of the Company, responsible for all functions, including the investment of reserves, processes for developing proprietary models, underwriting, claims and reinsurance and developing the broker network in Florida and other states;

•	Recognizing that, at the present state of the Company’s development, continued growth and internalization of functions is critical and, in this regard, the Company is very entrepreneurial in nature;

•	Rewarding past and continued performance in the establishment and profitable growth of the insurance business by the Chief Executive Officer and Chief Operating Officer;

•	Recognizing the contributions of the Chief Executive Officer and Chief Operating Officer in internalizing the operations of the Company, including marketing strategies, agent incentive and management, policy development, risk management, claims, reinsurance analysis, rating engine, investment analysis and broker relations which enabled, among other things, the rapid mobilization of marketing programs in newly licensed states and the investment returns on the Company’s investment portfolio;

•	Recognizing that the continued growth of the Company is dependent on the services of these individuals as Chief Executive Officer and Chief Operating Officer; and

•	Differentiating compensation based on experience and performance levels among executives.

For the purpose of its evaluation, the Compensation Committee takes into account the differences in the types or nature of businesses of the companies in the comparator groups as well as a comparison of the functions performed by the particular officers. Consideration is also given to the differences in size, scope and complexity between the Company and the various members of the respective comparator groups. Included in this analysis are the complexity and demands placed on the Company’s Chief Executive Officer and Chief Operating Officer by the Company’s growth strategy. These are among the judgment factors the Compensation Committee considers and are not based on a formula or tied to a comparator group.

For the surveys of the comparable groups, the Compensation Committee considered peers to be companies, using data reported in 2010 for 2009 performance, that met the following criteria:

For the Insurance Group:

•	Gross premiums ranging from $1.0 billion to $105 million bracketing the Company’s $563 million;

•	Net revenue ranging from $982 million to $58 million as compared to the Company’s $142 million; and

•	Assets ranging from $4.6 billion to $203 million in relation to the Company’s $678 million.

For the Growth Group:

•	Five-year annualized revenue growth greater than 20%, compared to the Company’s 91%;

•	Annual revenue between $1.2 billion and $100 million bracketing the Company’s $211 million; and

•	Employed no more than 2,000 people as compared to the Company’s 217.

The Delves Group determined that the following companies met the criteria for the Insurance Group:

•	RLI Corp.

•	Safety Insurance Group, Inc.

•	ProAssurance Corporation

•	United America Indemnity, Ltd.

•	Tower Group, Inc.

•	PMA Capital Corporation

•	United Fire & Casualty Company

•	Donegal Group, Inc.

•	Affirmative Insurance Holdings, Inc.

•	CNA Surety Corporation

•	Employers Holdings, Inc.

•	National Interstate Corporation

•	Hallmark Financial Services, Inc.

•	EMC Insurance Group, Inc.

•	Gainsco, Inc.

•	Mercer Insurance Group, Inc.

•	Baldwin & Lyons, Inc.

•	21st Century Holdings, Inc.

The Delves Group determined that the following companies met the criteria for the Growth Group:

•	Illumina Inc.

•	Deckers Outdoor Corp.

•	Riverbed Technology Inc.

•	Alexion Pharmaceuticals Inc.

•	Acme Packet Inc.

•	HMS Holdings Corp.

•	Entropic Communications Inc.

•	Astronics Corp.

•	NxStage Medical Inc.

•	Craft Brewers Alliance Inc.

As in the past, several commonalities stood out among the Insurance Group. 14 of 16 companies that describe metrics for annual bonuses use earnings (definitions of earnings varied) as a principal determinant in annual incentive compensation. The Committee believed that the Company’s focus on pretax income is consistent with that view. Only seven of the 18 put some to significant weight on attainment of individual objectives by named officers. The Compensation Committee believed that separate individual objectives for annual incentive purposes are not necessary because the direction toward internalization and improvement of functions is clear in the Company’s business plan for achieving sound, profitable growth and that plan provides specific guidance to executive officers as to the steps in achieving its goals. Two of the 18 companies specifically include underwriting results in the bonus formula and three others include underwriting results when setting targets for incentive compensation. The Compensation Committee believed that the requirements for developing the Company’s capabilities in not just underwriting but also claim processing, reinsurance, investment and dealer networks are sufficiently clear prerequisites to sound, profitable growth that separate measures would not be appropriate.

With respect to long-term compensation, 15 of the 18 comparable companies in the Insurance Group award time-vested options and/or restricted stock from time to time as long-term incentives. This is consistent with the Company’s past practices. However, it should be noted that the Chief Executive Officer and the Chief Operating Officer accepted restricted stock in lieu of cash compensation in some years and not as separate long-term compensation awards.

The compensation consultant’s survey of the Insurance Group indicates that the compensation of the Chief Executive Officer and the Chief Operating Officer was at or above the 90th percentile for the Insurance Group. However, the performance of the Company for the same period defined the 100th percentile for the Insurance Group in five-year net revenue growth and five-year total shareholder return. The Committee also noted that the Company’s net margin was in the second quartile for 2010 and in the first quartile over the last five years in the Insurance Group notwithstanding the relatively conservative reinsurance and investment practices of the Company and the challenging Florida insurance market due to, among other things, state-mandated premium reductions, wind mitigation credits and claims settlement environment. The Compensation Committee believed this net margin result reflects not only the efficiencies of the internalized processes described above but also the development of effective strategies for the Florida market while pursuing geographic diversification.

The Growth Group represents the attempt by the Compensation Committee to review the compensation practices of companies that have sustained high levels of growth over a multi-year period. Because the members of the Growth Group come from diverse industries, comparisons of specific skill sets based on industry knowledge are not appropriate. However, this group does indicate how other companies that have been successful in growing their business compensate their senior executives. The compensation consultant’s survey of the Growth Group indicates that total cash compensation over the most recent three years for Mr. Meier and Mr. Downes was above the 60th percentile. The compensation consultant’s report indicated that the Company was substantially above the 75th percentile for the Growth Group in each important measure of longer term growth and profitability. The Compensation Committee believes these findings support the desired linkage between the compensation program and the principal business objective of sound, profitable growth.

More specifically, the survey indicated that:

•	the Company’s five-year return to shareholders (stock price increases plus dividends) exceeded that of all group members,

•	four of the ten members exceeded the Company’s most recent one-year total shareholder return, one of which also exceeded the Company’s most recent three-year total shareholder return but none showed the Company’s consistent rate of growth, and

•	the Company’s five-year growth was exceeded only by a company engaged in digital communications applications and a biopharmaceutical company.

The Committee believed this balance of very high growth and very high returns to shareholders is the performance that the Company’s compensation arrangements should reward. In this context, the Committee believed the Company’s compensation structure and formulae reinforce the Company’s plans and goals.

Base Salary

Against these groups, the base salaries of Mr. Meier and Mr. Downes are each relatively high in comparison. However, the Compensation Committee points out that the degree of difference between the Company’s base pay practices for these two individuals and those of the officers of others in the groups is justified when the duties of Messrs. Meier and Downes, as well as the requirements for dealing simultaneously with growth, geographic diversification and Florida-specific regulatory issues are taken into account. Mr. Meier and Mr. Downes perform a broader range of functions with fewer support staff than the named individuals in the companies in the survey. This is consistent with the Company’s belief that Messrs. Meier and Downes are the entrepreneurial center of the Company’s growth and their individual involvement in the steps toward sound, profitable growth is essential. The Compensation Committee will continue to monitor whether the Company’s compensation structure continues to appropriately reward and incentivize the Company’s executive officers.

Elements of Compensation Provided to the Named Executive Officers

The principal components of compensation for the Company’s named executive officers were:

•	base salary;

•	cash bonus compensation; and

•	long-term equity incentive compensation.

Base Salary

The Company pays a base salary to its named executive officers. As noted above, pursuant to employment agreements entered into between the Company and each of the Chief Executive Officer and Chief Operating Officer, each such executive receives an annual base salary that automatically increases twenty percent (20%) each year. The Compensation Committee from time to time reviews the base salaries the Company pays its named executive officers. In doing so, it considers a number of factors, including the individual performance of the executive.

Bonus Compensation

As noted above, the Company’s Chief Executive Officer and the Company’s Chief Operating Officer also receive an annual performance bonus equal to a percentage of the pretax income of the Company. The Company has used this approach to compensate these executives because the Company believed that successful performance by management would be the primary driver of the Company’s pretax income and that management should have significant portions of compensation at risk for achieving market-oriented results. Mr. Lynch, the Company’s Chief Financial Officer until September 30, 2010, pursuant to his employment agreement in effect prior to September 30, 2010, is entitled to an annual performance bonus determined at the discretion of the Board of Directors of the Company; provided, however, that such bonus shall be no less than $50,000. Mr. De Heer, the Company’s Chief Financial Officer effective October 1, 2010, is entitled to an annual performance bonus determined at the discretion of the Company. The Compensation Committee also has the discretion to increase a bonus beyond the compensation contained in an executive’s employment agreement.

Long-term Equity Incentive Compensation and Equity Compensation Plan Information

The Compensation Committee does not use a specific formula to calculate the number of options or shares awarded to executives. The Compensation Committee does not explicitly set future award levels or opportunities on the basis of what the executives earned from prior awards. While the Compensation Committee takes past awards into account, it does not base future awards solely in view of those past awards. In determining the specific amounts to be granted to each employee, the Compensation Committee will take into account factors such as the executive’s position, his or her contribution to the Company’s performance and the overall package of cash and equity compensation for the executive.

On October 13, 2009, the Company’s Board of Directors approved, and recommended that the Company’s shareholders approve, the Incentive Plan. On November 16, 2009, the Company’s shareholders approved the Incentive Plan by written consent. Awards under the Incentive Plan may include incentive stock options, nonqualified stock options, stock appreciation rights, restricted shares of Common Stock, restricted stock units, performance share or unit awards, other stock-based awards and cash-based incentive awards. Awards under the Incentive Plan may be granted to employees, directors, consultants or other persons providing services to the Company or its affiliates. The Incentive Plan shall have a term of ten years expiring on November 16, 2019.

Perquisites and Fringe Benefits

The Company’s executive officers receive health and welfare benefits, such as group medical, group life and long-term disability coverage. The Company provides an automobile allowance of $7,500 per annum to each of Mr. Meier, Mr. Downes, and Mr. De Heer. As of December 31, 2010, the Company believed that its executives should be able to provide for their retirement needs from the total annual compensation they earn based on the Company’s performance. Accordingly, other than an employer matching contribution to the accounts of the named officers under the Company’s 401(k) Plan, which is the same matching contribution rate that the Company provides all of its eligible full time employees, the Company does not offer its executives any qualified or nonqualified pension plans, supplemental executive retirement plans, deferred compensation plans or other forms of compensation for retirement.

Employment Agreements

The Company entered into employment agreements with the following executive officers: Bradley I. Meier, the Company’s Chief Executive Officer; Sean P. Downes, the Company’s Chief Operating Officer; James M. Lynch, the Company’s Chief Financial Officer until September 30, 2010; and George R. De Heer, the Company’s Chief Financial Officer effective October 1, 2010. These agreements and potential post-employment payments are described in “Employment Agreements and Potential Payments Upon Termination of Employment” below.

Tax Considerations

Under Section 162(m) of the Internal Revenue Code of 1986, as amended (“Code”), the federal income tax deductibility of compensation paid to Mr. Meier and Mr. Downes may be limited to the extent that it exceeds $1.0 million in any one year. The Company can deduct compensation in excess of that amount if it qualifies as “performance-based compensation” under Section 162(m). For the cash performance bonuses of Messrs. Meier and Downes to qualify as “performance-based compensation,” the performance-based formulas used to determine them must be approved by the Company’s shareholders. The performance-based formulas set forth in the employment agreements of Messrs. Meier and Downes were approved by the shareholders of the Company in May 2007, thereby permitting the Company to receive a federal income tax deduction for the payment of this performance-based compensation. In 2010, Mr. Meier received $674,596 in compensation under his employment agreement (described below) that was in excess of the limitation on federal income tax deductibility and was not performance-based compensation. Therefore, this amount cannot be deducted by the Company for federal income tax purposes on its 2010 return. The Compensation Committee believed the amount to have been appropriate compensation for Mr. Meier’s services. In 2010, Mr. Downes received $1,512,520 in compensation under his employment agreement (described below) that was in excess of the limitation on federal income tax deductibility and was not performance-based compensation. Therefore, this amount cannot be deducted by the Company for federal income tax purposes on its 2010 return. The Compensation Committee believed the amount to have been appropriate compensation for Mr. Downes’ services.

Compensation Committee Report

The Compensation Committee of the Company has reviewed and discussed the Compensation Discussion and Analysis required by Item 402(b) of Regulation S-K with management and, based on such review and discussions, the Compensation Committee recommended to the Board that the Compensation Discussion and Analysis be included in this proxy statement.

The Compensation Committee

Reed J. Slogoff                    Joel M. Wilentz, M.D.

Summary Compensation Table

The following table sets forth the compensation paid to or earned by the Company’s named executive officers during each of the Company’s last three fiscal years.

							Change in
							Pension
							Value and
							Non-Qualified
						Non-Equity	Deferred
				Stock	Option	Incentive Plan	Compensation	All Other
Name and				Awards	Awards	Compensation	Earnings	Compensation	Total
Principal Position	Year	Salary	Bonus	($)	($)(1)	($)	($)	($)	($)

Bradley I. Meier	2010	$1,667,096	—	—	$256,550	$2,651,075	—	$47,706	$4,622,427
Chief Executive	2009	$1,354,314	—	—	—	$1,951,811	—	$46,064	$3,352,189
Officer, President,	2008	$1,164,424	—	—	$809,275	$2,783,377	—	$44,052	$4,801,128
and Director
James M. Lynch	2010	$607,862	$104,908	—	$131,618	—	—	$65,186	$909,574
Executive Vice	2009	$446,539	$124,923	—	—	—	—	$55,968	$627,430
President and Chief	2008	$414,154	$127,692	—	$98,640	—	—	$38,107	$678,593
Financial Officer(2)
George R. De Heer	2010	$241,154	$72,981	—	—	—	—	$28,453	$342,588
Chief Financial Officer(3)
Sean P. Downes	2010	$1,782,020	—	$1,752,000	$1,093,855	$2,025,806	—	$82,572	$6,736,253
Senior Vice	2009	$954,653	—	—	—	$1,501,358	—	$77,452	$2,533,463
President, Chief	2008	$820,800	—	$693,000	$1,200,860	$2,125,033	—	$69,312	$4,909,005
Operating Officer and Director

(1)	The Option Award amounts for 2008 were restated to grant date fair value.

(2)	Mr. Lynch was the Company’s Chief Financial Officer until September 30, 2010.

(3)	Mr. De Heer became the Company’s Chief Financial Officer effective October 1, 2010.

Salary

Salary includes wages, paid time off such as vacation, and company holidays.

Bonus

Per his employment agreement in effect prior to September 30, 2010, Mr. Lynch is entitled to an annual performance bonus determined at the discretion of the Board; provided, however, that such bonus shall be no less than $50,000.

Non-Equity Incentive Plan Stock Awards

Effective December 5, 2008, the Company issued 300,000 shares of restricted common stock at a price of $2.31 per share to Sean Downes, Senior Vice President, Chief Operating Officer and director, in consideration for services rendered pursuant to terms of an employment agreement and to provide to Mr. Downes with a continued incentive to share in the success of the Company. The stock vests over a two-year period as follows: 150,000 shares each on the first and second anniversary dates of the effective date of the award.

Option Awards

Option awards are reported at grant date fair value.

Non-Equity Incentive Plan Compensation

Per Mr. Meier’s employment agreement, Mr. Meier is entitled to an annual performance bonus equal to three percent (3%) of the pretax income of the Company up to $5 million and four percent (4%) of the pretax income of the Company in excess of $5 million. Per Mr. Downes’ employment agreement, he is entitled to an annual performance bonus equal to three percent (3%) of the pretax profits of the Company.

All Other Compensation

All other compensation for the year ended December 31, 2010 consisted of the following:

		Insurance Premiums
		Medical/	Life/	Long-Term	Simple IRA	401(k)	Auto
		Dental	Disability	Care	Match	Match	Allowance
Name	Year	(1)	(2)	(3)	(4)	(5)	(6)	Total

Bradley I. Meier	2010	$9,262	$1,149	$29,795	—	—	$7,500	$47,706
	2009	$7,908	$1,149	$29,795			$7,212	$46,064
	2008	$5,608	$1,149	$29,795			$7,500	$44,052
James M. Lynch(7)	2010	$28,812	$7,087	$7,158	—	$16,129	$6,000	$65,186
	2009	$19,761	$6,417	$7,158		$16,864	$5,769	$55,969
	2008	$9,533	$6,417	$7,158	$9,000		$6,000	$38,108
George R. De Heer(8)	2010	—	$2,405	$14,302	—	$10,361	$1,385	$28,453
Sean P. Downes	2010	$17,269	$9,129	$32,775	—	$15,899	$7,500	$82,572
	2009	$13,529	$9,129	$32,775		$14,807	$7,212	$77,452
	2008	$9,533	$9,005	$32,775	$10,500		$7,500	$69,313

(1)	The Company pays medical / dental insurance premiums for the named executive officers for coverage not provided to all employees.

(2)	The Company pays life insurance premiums for Messrs. Meier, Downes, and Lynch for coverage not provided to all employees.

(3)	The Company provides long-term care insurance premiums for the named executive officers for coverage not provided to all employees.

(4)	Prior to January 1, 2009, the Company made contributions matching employee contributions to the Simple IRA accounts of Messrs. Lynch, Downes and De Heer subject to limitations of the Simple IRA Plan. Mr. Meier did not participate in the Simple IRA Plan and, therefore, did not receive a matching contribution from the Company. On January 1, 2009, the Company adopted the 401(k) Plan with the same matching contribution formula to prospectively replace the Simple IRA arrangements.

(5)	The Company matches employee contributions to the 401(k) match accounts of Messrs. Lynch, Downes and De Heer subject to limitations of the 401(k). Mr. Meier does not participate in the 401(k) match and, therefore, does not receive a matching contribution from the Company.

(6)	The Company provides an automobile expense allowance to the named executive officers.

(7)	Mr. Lynch was the Company’s Chief Financial Officer until September 30, 2010.

(8)	Mr. De Heer became the Company’s Chief Financial Officer effective October 1, 2010.

Grants of Plan Based Awards

The following table sets forth certain information with respect to grants of executive compensation plan-based awards to the Company’s named executive officers during fiscal year ended December 31, 2010.

				Grant Date
		Estimated Future Payouts	Exercise or	Fair Value
		Under Equity Incentive	Base Price of	of Stock
	Grant	Plan Awards Target	Option Awards	and Option
Name	Date	(#)	($/sh)	Awards

Bradley I. Meier	5/19/2010	350,000	$4.87	$256,550
Sean P. Downes	2/2/2010	350,000	$5.84	$837,305
	2/2/2010	300,000		$1,752,000
	5/19/2010	350,000	$4.87	$256,550
James M. Lynch	5/19/2010	75,000	$4.87	$131,618

Outstanding Equity Awards

The following table sets forth certain information with respect to the Company’s named executive officers concerning unexercised options, stock that has not vested and equity incentive plan awards for each named executive officer outstanding as of December 31, 2010.

	Option Awards					Stock Awards
									Equity
									Incentive
								Equity	Plan Awards:
			Equity					Incentive	Market
			Incentive					Plan Awards:	or Payout
			Awards:					Number of	Value of
	Number of	Number of	Number of					Unearned	Unearned
	Securities	Securities	Securities			Number of	Market Value	Shares,	Shares,
	Underlying	Underlying	Underlying			Shares or	of Shares or	Units or	Units or
	Unexercised	Unexercised	Unexercised	Option	Option	Units of Stock	Units of Stock	Other Rights	Other Rights
	Options (#)	Options (#)	Unearned	Exercise	Expiration	That Have	That Have	That Have	That Have
Name	Exercisable	Unexercisable	Options (#)	Price ($)	Date(1)	Not Vested	Not Vested	Not Vested	Not Vested

Bradley I. Meier	700,000			$6.50	7/12/2012
	350,000			$4.87	5/19/2015
	150,000			$0.60	12/21/2011
	250,000			$3.90	5/16/2013
	500,000			2.31	12/5/2013
James M. Lynch(2)	35,000			$6.50	7/12/2012
	75,000			$4.87	5/19/2015
George R. De Heer(3)	20,000			$3.90	5/16/2013
Sean P. Downes	700,000			$6.50	7/12/2012	300,000	$1,461,000
	600,000			$3.90	5/16/2013
	200,000			$2.31	12/5/2013
	350,000			$5.84	2/21/2015
	350,000			$4.87	5/19/2015

(1)	Expires on earlier of the option expiration date or a Change in Control of the company, as defined in the option agreements.

(2)	Mr. Lynch was the Company’s Chief Financial Officer until September 30, 2010.

(3)	Mr. De Heer became the Company’s Chief Financial Officer effective October 1, 2010.

Options Exercised and Stock Vested

The following table sets forth certain information with respect to the Company’s named executive officers concerning options exercised and stock vested during the calendar year 2010.

	Option Awards		Stock Awards
	Number of		Number of
	Shares	Value	Shares	Value
	Acquired on	Realized on	Acquired on	Realized on
Name	Exercise (#)	Exercise ($)	Vesting (#)	Vesting ($)

Bradley I. Meier	2,095,000	$10,276,400	—	—
James M. Lynch	—	—	—	—
George R. De Heer	—	—	—	—
Sean P. Downes	—	—	150,000	$723,000

Pension Benefits

The Company does not provide any of its employees with a defined benefit pension plan.

Effective January 1, 2009, the Company adopted the “Universal Property & Casualty 401(K) Profit Sharing Plan and Trust” (“401(k) Plan”). The Company makes a matching contribution in cash to the accounts of the participants equal to 100% of the employee’s deferral up to 5% of that employee’s compensation subject to limitations of the plan.

Prior to January 1, 2009, the Company made matching contributions to all employees, including the named executive officers, except for Mr. Meier. The Company made matching contributions in cash of 100% of the employees’ elective deferral contributions up to 3.0% of the employees’ pay for those employees who contributed to the Company’s Simple IRA plan in 2008, subject to limitations of the plan.

Nonqualified Deferred Compensation

The Company does not provide any of the Company’s employees with any nonqualified deferred compensation plans.

Employment Agreements and Potential Payments Upon Termination of Employment

The following summaries describe the employment agreements between the Company and its named executive officers and set forth potential payments payable to the Company’s named executive officers upon termination of employment or a change in control under their current employment agreements.

Meier Employment Agreement

The Company’s employment agreement with Mr. Meier is dated as of August 11, 1999. The Company and Mr. Meier have amended the employment agreement, with the most recent amendment effective as of December 6, 2010 (the employment agreement and the amendments are collectively referred to as the “Meier Employment Agreement”). Under the terms of the Meier Employment Agreement, Mr. Meier will serve as the Company’s President and Chief Executive Officer. Mr. Meier received a base salary of $1,663,713 in 2010, and he is entitled to a twenty percent (20%) increase in base salary each year. Additionally, pursuant to the Meier Employment Agreement, Mr. Meier is entitled to an annual performance bonus equal to three percent (3%) of the pretax income of the Company up to $5 million, and four percent (4%) of the pretax income of the Company in excess of $5 million; provided, however, that any such bonus is contingent upon the Company’s shareholders approving such bonus formula, which they have done.

Mr. Meier is also eligible to receive health and welfare benefits, such as group medical, group life and long-term disability coverage. The Meier Employment Agreement contains noncompete and nondisclosure provisions.

In the event that the Company terminates the Meier Employment Agreement, the Company shall pay Mr. Meier 24 months total compensation. In addition, in the event of a change in control of the Company, the Company shall pay Mr. Meier an amount equal to 48 months base salary, plus two times any bonus paid for the preceding fiscal year, including any taxes resulting from such payment in accordance with applicable U.S. tax laws. Further, in the event of a change in control, all options held by Mr. Meier vest and become immediately exercisable. For the purposes of the Meier Employment Agreement, a change in control shall be deemed to have occurred if, at any time, substantially all the assets of the Company shall have been sold or transferred by sale, merger or otherwise, or if any person becomes the beneficial owner, directly or indirectly, of securities of the company representing fifty percent (50%) or more of the combined voting power of the then-existing outstanding securities of the Company.

If Mr. Meier dies during the term of his employment, the Company shall pay to his estate compensation which would otherwise be payable to Mr. Meier for the shorter of (i) three (3) years from the date of his death, or (ii) through to the termination date of his employment agreement. If Mr. Meier becomes disabled during the term of his employment for a consecutive period of three hundred sixty five (365) days, the Company may terminate the officership held. In the event of such termination, Mr. Meier shall remain an employee of the Company and receive seventy (70%) percent of his compensation and all of his fringe benefits.

The Meier Employment Agreement expires on December 31, 2013; however, the agreement is automatically extended each year thereafter unless the Company or Mr. Meier provides written notice that the agreement is being terminated 60 days in advance of the anniversary date of the Meier Employment Agreement.

Downes Employment Agreement

The Company’s employment agreement with Mr. Downes is dated as of January 1, 2005, and provides that Mr. Downes will serve as Chief Operating Officer and Senior Vice President of the Company. The Company and Mr. Downes have amended the employment agreement, with the most recent amendment dated February 4, 2010 (the employment agreement and the amendments are collectively referred to as the “Downes Employment Agreement”). Mr. Downes received a base salary of $1,174,376 in 2010, and he is entitled to a twenty percent (20%) increase in base salary each year. Additionally, pursuant to the Downes Employment Agreement, Mr. Downes is entitled to an annual performance bonus equal to three percent (3%) of the pretax profits of the Company; provided, however, that any such bonus is contingent upon the Company’s shareholders approving such bonus formula, which they have done. Under the Downes Employment Agreement, the Company may grant Mr. Downes options or warrants to purchase the Company’s Common Stock.

Mr. Downes is also eligible to receive health and welfare benefits, such as group medical, group life and long-term disability coverage. The Downes Employment Agreement contains noncompete and nondisclosure provisions.

In the event of a change in control of the Company, the Company shall pay Mr. Downes an amount equal to 48 months base salary, plus an amount equal two times any bonuses paid for the preceding fiscal year. Also, effective January 1, 2009, if a change in control occurs, the Company shall pay Mr. Downes an amount equal to 2.99 times Mr. Downes’ “base amount,” as defined in Section 280G(b)(3) of Code. Further, in the event of a change in control, all options held by Mr. Downes vest and become immediately exercisable. For the purposes of the Downes Employment Agreement, a change in control shall be deemed to have occurred if, at any time, substantially all the assets of the Company shall have been sold or transferred by sale, merger or otherwise, or if any person becomes the beneficial owner, directly or indirectly, of securities of the company representing fifty percent (50%) or more of the combined voting power of the then-existing outstanding securities of the Company.

If Mr. Downes dies during the term of his employment, the Company shall pay to his estate compensation which would otherwise be payable to Mr. Downes for the shorter of (i) one (1) years from the date of his death, or (ii) through the termination date of his employment agreement. If Mr. Downes becomes disabled during the term of his employment for a consecutive period of ninety (90) days, the Company may terminate the officership held. In the event of such termination, Mr. Downes shall remain an employee of the Company and receive fifty (50%) percent of his compensation and all of his fringe benefits for a period ending on the next December 31st or two hundred seventy (270) days, whichever is longer.

The Downes Employment Agreement expires on December 31, 2013 unless extended in writing by the Company.

Lynch Employment Agreement

On September 30, 2010, following an illness, James M. Lynch resigned as Executive Vice President and Chief Financial Officer of the Company and its wholly-owned insurance subsidiaries. Upon Mr. Lynch’s resignation, the employment agreement between the Company and Mr. Lynch was terminated. Mr. Lynch received unpaid base salary accrued up to September 30, 2010, the effective date of termination and a prorated annualized bonus. No other payments were made to Mr. Lynch in connection with the termination of the employment agreement. He remains with the Company as its Director of Financial Analysis. The following summary describes the employment agreement between the Company and Mr. Lynch as in effect until the date of termination.

On October 11, 2006, the Company entered into an employment agreement with Mr. Lynch, who had served as the Company’s Executive Vice President and Chief Financial Officer since August 1998. The Company and Mr. Lynch have amended the employment agreement, with the most recent amendment dated September 9, 2009 (the employment agreement and the amendments are collectively referred to as the “Lynch Employment Agreement”). Mr. Lynch received a base salary of $516,477 in 2010, and he is entitled to a twenty percent (20%) increase in base salary each year. Additionally, pursuant to the Lynch Employment Agreement, Mr. Lynch is entitled to an annual performance bonus determined at the discretion of the Board of Directors of the Company; provided, however, that such bonus shall be no less than $50,000.

Mr. Lynch is also eligible to receive health and welfare benefits, such as group medical, group life and long-term disability coverage. The Lynch Employment Agreement contains noncompete and nondisclosure provisions.

If the Company terminates Mr. Lynch’s employment without cause or Mr. Lynch terminates his employment for good reason, then the Company shall (i) pay Mr. Lynch unpaid base salary accrued up to the effective date of termination; (ii) pay Mr. Lynch a prorated portion of Mr. Lynch’s annualized bonus; (iii) pay Mr. Lynch a lump sum payment equal to Mr. Lynch’s current base salary for period of twelve (12) months; and (iv) pay on Mr. Lynch’s behalf Mr. Lynch’s COBRA premiums for a period of twelve (12) months.

For the purposes of the Lynch Employment Agreement “cause” means (i) Mr. Lynch’s abuse of alcohol or any controlled substance; (ii) Mr. Lynch’s willful act of fraud, dishonesty or breach of fiduciary duty with respect to the business or affairs of the Company; (iii) Mr. Lynch’s knowing and material failure to comply with material applicable laws and regulations or professional standards relating to the business of the Company; (iv) Mr. Lynch’s documented and continuing grossly unsatisfactory performance of his duties (as documented in at least one performance improvement plan to Mr. Lynch) or a material breach by Mr. Lynch of the Lynch Employment Agreement except, in each case, where such failure or breach is caused by the illness or other similar incapacity or disability of Mr. Lynch; (v) Mr. Lynch being subject to an inquiry or investigation by a governmental authority or self-regulatory organization such that the existence of such inquiry or investigation may result in damage to the Company’s business interests, licenses, reputation or prospects; or (vi) Mr. Lynch’s conviction of a misdemeanor involving moral turpitude or any felony.

For the purposes of the Lynch Employment Agreement “good reason” shall mean and include any of the following without Mr. Lynch’s prior written consent: (i) assignment to Mr. Lynch of duties materially inconsistent with Mr. Lynch’s position under the Lynch Employment Agreement; (ii) failure to pay Mr. Lynch’s base salary or bonus; (iii) requiring Mr. Lynch to move his site of employment more than fifty (50) miles from his site of employment prior to such move; or (iv) the Company’s material breach of the Lynch Employment Agreement.

In addition, if within one year following a change in control of the Company Mr. Lynch’s employment is terminated (i) by the Company or a succeeding entity without cause or (ii) by Mr. Lynch for good reason, then the Company shall (a) pay Mr. Lynch unpaid base salary accrued up to the effective date of termination; (b) pay Mr. Lynch a prorated portion of Mr. Lynch’s annualized bonus; (c) pay Mr. Lynch a lump sum payment equal to the greater of Mr. Lynch’s current base salary (x) through December 31, 2010 or (y) for period of twelve (12) months; and (d) pay on Mr. Lynch’s behalf Mr. Lynch’s COBRA premiums for a period not to exceed eighteen (18) months. For the purposes of the Lynch Employment Agreement, a change in control shall be deemed to have occurred if, (i) there shall be consummated (a) any consolidation or merger in which the Company is not the continuing or surviving corporation or pursuant to which shares of the Company’s common stock would be converted into cash, securities or other property, other than a consolidation or a merger having the same proportionate ownership of common stock of the surviving corporation immediately after the consolidation or merger or (b) any sale, lease, exchange or other transfer (in one transaction or a series of related transactions other than in the ordinary course of business of the Company) of all, or substantially all, of the assets of the Company to any corporation, person or other entity which is not a direct or indirect wholly-owned subsidiary of the Company, or (ii) any person, group, corporation or other entity shall acquire beneficial ownership (as determined pursuant to Section 13(d) of the Exchange Act and rules and regulations promulgated hereunder) of 50% or more of the Company’s outstanding common stock. In all cases pursuant to the Lynch Employment Agreement, the determination of whether a change of control has occurred shall be made in accordance with Section 409A of the Code, and the regulations, notices and other guidance of general applicability issued there under.

If Mr. Lynch dies of natural causes during the term of his employment, the Company shall pay to his estate (i) Mr. Lynch’s unpaid base salary accrued up to the effective date of termination; and (ii) a prorated portion of Mr. Lynch’s annualized bonus. If Mr. Lynch becomes disabled during the term of his employment for (i) a period of three (3) consecutive months, or (ii) for shorter periods aggregating ninety (90) calendar days during any twelve-month period, the Company may at any time after the last day of the three (3) consecutive months of disability or the day on which the shorter periods of disability equal an aggregate of ninety days, suspend the term of Mr. Lynch’s employment and discontinue payments of his base salary for the duration of the disability. Mr. Lynch shall be entitled to the full compensation payable to him hereunder for shorter periods of disability shorter than the periods specified above.

De Heer Employment Agreement

The Company’s employment agreement with Mr. De Heer is effective as of September 30, 2010, and provides that Mr. De Heer will serve as Chief Financial Officer and Principal Accounting Officer of the Company (“De Heer Employment Agreement”). Mr. De Heer received a base salary of $241,154 in 2010. Additionally, pursuant to the De Heer Employment Agreement, Mr. De Heer is entitled to an annual performance bonus as determined by the Company in its sole discretion.

Mr. De Heer is eligible to participate in the Company’s benefit plans generally available to the Company’s employees in similar positions and the Company’s equity incentive plans, including the Incentive Plan, at the Company’s sole discretion. The De Heer Employment Agreement also contains noncompete and nondisclosure provisions.

Generally, Mr. De Heer is entitled to severance only if his employment is terminated by the Company without “cause” or if he terminates his employment for “good reason.” “Cause” is generally defined as (i) a material breach by him of his obligations or representations under the De Heer Employment Agreement, (ii) an arrest for, conviction of or plea of nolo contendere to a felony, (iii) acts of dishonesty resulting or intending to result in personal gain or enrichment at the Company’s expense, (iv) fraudulent, unlawful or grossly negligent conduct in connection with his duties under the De Heer Employment Agreement, (v) engaging in personal conduct which seriously discredits or damages the Company, (vi) contravention of the Company’s specific lawful directions or continuing inattention to or continuing failure to adequately perform the duties described in the De Heer Employment Agreement, (vii) a material breach of the Company’s manuals, written policies, codes or procedures, (viii) initiation of a regulatory inquiry, investigation or proceeding regarding his performance of duties on the Company’s behalf if independent counsel, taking into account the relevant circumstances, concludes and advises the Company that such termination is in the best interests of the Company, or (ix) breach of any covenants set forth the De Heer Employment Agreement before termination of employment. “Good reason” is generally defined as the Company’s material breach of the De Heer Employment Agreement without Mr. De Heer’s consent.

In the event of a termination of employment without cause, Mr. De Heer is entitled, subject to executing a release of claims, to a lump-sum cash payment equal to base salary for a period equal to the remaining term of the De Heer Employment Agreement and a lump-sum cash payment calculated to be sufficient to reimburse out-of-pocket costs of COBRA insurance coverage for a period of up to 12 months from the date of such termination. In the event of a termination of employment for good reason, Mr. De Heer is entitled, subject to executing a release of claims, to a lump-sum cash payment equal to base salary for a period equal to the remaining term of the De Heer Employment Agreement.

If Mr. De Heer dies during the term of his employment, Mr. De Heer legal representatives will receive a lump-sum cash payment equal to unpaid base salary through the last day of the month in which death occurred in addition to accrued vacation and employee benefits through such period.

The following table presents the potential post-employment payments and payments the Company’s named executive officers would be entitled under their employment agreements and assumes that the triggering event took place on December 31, 2010.

		Before Change in		After Change in
		Control without		Control without
		Cause or for		Cause or for
Name	Benefit	Good Reason		Good Reason	Death	Disability

Bradley I. Meier	Base Salary	$3,327,426		$6,654,852	$7,267,098	$5,086,969
	Bonus(1)	$5,302,150		$5,302,150	$7,953,225	$5,567,258
	Equity Comp.	$—		$—	$—	$—
	Other Post Employment
	Obligations(2)	$95,412		$—	$143,118	$143,118
James M. Lynch(3)	Base Salary	$—		$—	$—	$—
	Bonus	$—		$—	$—	$—
	Equity Comp.	$—		$—	$—	$—
	Other Post Employment
	Obligations	$—		$—	$—	$—
Sean P. Downes	Base Salary	$5,129,674	(5)	$4,697,504	$1,409,251	$704,626
	Bonus(1)	$6,077,418	(5)	$4,051,612	$2,025,806	$1,012,903
	Equity Comp.	$—		$—	$—	$—
	Other Post Employment
	Obligations(2)	$247,716	(5)	$—	$82,572	$82,572
George R. De Heer(4)	Base Salary	$825,000	(5)	$—	$—	$—
	Bonus	$—		$—	$—	$—
	Equity Comp.	$—		$—	$—	$—
	Other Post Employment
	Obligations(2)	$78,246	(5)	$—	$—	$—

(1)	Estimate based upon 2010 pretax profits of the Company.

(2)	Estimate based upon the 2010 cost of fringe benefits.

(3)	Mr. Lynch was the Company’s Chief Financial Officer until September 30, 2010.

(4)	Mr. De Heer became the Company’s Chief Financial Officer effective October 1, 2010.

(5)	Represents payments of compensation and fringe benefits through the remaining term of the respective employment agreements.

Equity Compensation Plan Information

The following table sets forth certain information with respect to all of the Company’s equity compensation plans in effect as of fiscal year ended December 31, 2010.

			Number of Securities
	Number of Securities		Remaining Available
	to Be Issued upon	Weighted-Average	for Issuance Under
	Exercise of	Exercise Price of	Equity Compensation
	Outstanding	Outstanding	Plans (Excluding
	Options, Warrants	Options, Warrants	Securities Reflected
Plan Category	and Rights	and Rights	in First Column)

Equity compensation plans approved by security holders	1,665,000	$5.07	—
Equity compensation plans not approved by security holders	3,720,000	$4.50	N/A
Total	5,385,000	$4.68	—

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND
MANAGEMENT AND RELATED SHAREHOLDER MATTERS

The following tables set forth certain information as of April 4, 2011 relating to the beneficial ownership of the Company’s Series M Preferred Stock, Series A Preferred Stock and Common Stock by (i) all persons that we know beneficially own more than 5% of the Company’s outstanding common stock, (ii) each of our named executive officers and directors, and (iii) all of our executive officers and directors as a group. Knowledge of the beneficial ownership of the Company’s common stock is drawn from statements filed with the SEC pursuant to Section 13(d) or 13(g) of the Exchange Act. Except as otherwise indicated, to our knowledge, each shareholder listed below has sole voting and investment power with respect to the shares beneficially owned by the shareholder.

Series M Preferred Stock Owned by Directors and Management

As of April 4, 2011, directors and named executive officers, individually and as a group, beneficially owned Series M Preferred Stock as follows:

	Amount and Nature of	Percent
Name and Address of Beneficial Owner(1)	Beneficial Ownership	of Class

Bradley I. Meier(2)	34,840	39.7%
Norman M. Meier(3)	44,075	50.2%
Officers and directors as a group (2 persons)(4)	78,915	89.9%

(1)	Unless otherwise indicated, the Company believes that each person has sole voting and investment rights with respect to the shares of Series M Preferred Stock of the Company specified opposite his name. Unless otherwise indicated, the mailing address of each shareholder is c/o Universal Insurance Holdings, Inc., 1110 West Commercial Boulevard, Fort Lauderdale, Florida 33309.

(2)	Excludes all shares of Series M Preferred Stock owned by Norman M. Meier and Phylis R. Meier, Mr. Meier’s father and mother, and Lynda Meier, Mr. Meier’s sister, as to which Mr. Meier disclaims beneficial ownership.

(3)	Excludes all shares of Series M Preferred Stock owned by Bradley I. Meier and Lynda Meier, Mr. Meier’s children, and Phylis R. Meier, Mr. Meier’s former spouse, as to which Mr. Meier disclaims beneficial ownership.

(4)	See footnotes (1) – (3) above.

Series M Preferred Stock Held by Certain Beneficial Owners

As of April 4, 2011, the following table sets forth information regarding the number and percentage of Series M Preferred Stock held by all persons, other than those persons listed immediately above, who are known by the Company to beneficially own or exercise voting or dispositive control over 5% or more of the Company’s outstanding Series M Preferred Stock:

	Amount and Nature of	Percent
Name and Address(1)	Beneficial Ownership	of Class

Phylis R. Meier(2)	7,875	9.0%
Universal Insurance Holdings, Inc. 1110 West Commercial Boulevard Fort Lauderdale, Florida 33309

(1)	Unless otherwise indicated, the Company believes that each person has sole voting and investment rights with respect to the shares of Series M Preferred Stock specified opposite her or its name.

(2)	Excludes all securities owned by Bradley I. Meier and Lynda Meier, Ms. Meier’s children, and Norman M. Meier, Ms. Meier’s former spouse, as to which Ms. Meier disclaims beneficial ownership.

Series A Preferred Stock Owned by Directors and Management

As of April 4, 2011, directors and named executive officers, individually and as a group, beneficially owned Series A Preferred Stock as follows:

	Amount and Nature of	Percent
Name and Address of Beneficial Owner(1)	Beneficial Ownership	of Class

Norman M. Meier*(2)	9,975	50%
Officers and directors as a group (1 person)(3)	9,975	50%

*	Director and Secretary

(1)	Unless otherwise indicated, the Company believes that each person has sole voting and investment rights with respect to the shares of Series A Preferred Stock of the Company specified opposite his name. Unless otherwise indicated, the mailing address of each shareholder is c/o Universal Insurance Holdings, Inc., 1110 W. Commercial Blvd., Fort Lauderdale, FL 33309.

(2)	Excludes all shares of Series A Preferred Stock owned by Phylis R. Meier, Mr. Meier’s former spouse, as to which Mr. Meier disclaims beneficial ownership.

(3)	See footnotes (1) – (2) above.

Series A Preferred Stock Held by Certain Beneficial Owners

As of April 4, 2011, the following table sets forth information regarding the number and percentage of Series A Preferred Stock held by all persons, other than those persons listed immediately above, who are known by the Company to beneficially own or exercise voting or dispositive control over 5% or more of the Company’s outstanding Series A Preferred Stock:

	Amount and Nature of	Percent
Name and Address(1)	Beneficial Ownership	of Class

Phylis R. Meier(2)	9,975	50.0%
Universal Insurance Holdings, Inc. 1110 West Commercial Boulevard Fort Lauderdale, Florida 33309

(1)	Unless otherwise indicated, the Company believes that each person has sole voting and investment rights with respect to the shares of Series A Preferred Stock specified opposite her or its name.

(2)	Excludes all securities owned by Norman M. Meier, Ms. Meier’s former spouse, as to which Ms. Meier disclaims beneficial ownership.

Common Stock Owned by Certain Beneficial Owners, Directors and Management

As of April 4, 2011, directors and Named Executive Officers, individually and as a group, beneficially owned Common Stock as follows:

	Amount and Nature of	Percent
Name and Address of Beneficial Owner(1)	Beneficial Ownership(2)	of Class

Bradley I. Meier(3)	16,355,258	41.5%
Sean P. Downes(4)	3,587,490	9.1%
Joel M. Wilentz, M.D.(5)	403,289	1.0%
Reed J. Slogoff(6)	263,496	0.7%
Norman M. Meier(7)	240,406	0.6%
Ozzie A. Schindler(8)	165,000	0.4%
Michael Pietrangelo(9)	145,000	0.4%
James M. Lynch(10)	121,657	0.3%
George De Heer(11)	20,000	0.1%
Officers and directors as a group (9 people)(11)	21,301,596	54.1%

(1)	Unless otherwise indicated, the Company believes that each person has sole voting and investment rights with respect to the shares of Common Stock of the Company specified opposite his name. Unless otherwise indicated, the mailing address of each shareholder is c/o Universal Insurance Holdings, Inc., 1110 West Commercial Boulevard, Fort Lauderdale, Florida 33309.

(2)	A person is deemed to be the beneficial owner of Common Stock that can be acquired by such person within 60 days of the date hereof upon the exercise of warrants or stock options or conversion of Series A Preferred Stock, Series M Preferred Stock or convertible debt. Except as otherwise specified, each beneficial owner’s percentage ownership is determined by assuming that warrants, stock options, Series A Preferred Stock, Series M Preferred Stock and convertible debt that is held by such person (but not those held by any other person) and that are exercisable or convertible within 60 days from the date hereof, have been exercised or converted.

(3)	Includes (i) options to purchase an aggregate of 1,950,000 shares of Common Stock (of which 1,450,000 are exercisable only on such date or dates as the fair market value of the Common Stock is and has been at least 150% of the exercise price for the previous 20 consecutive trading days); (ii) 43,550 shares of Common Stock issuable upon conversion of Series M Preferred Stock; and (iii) the following shares of Common Stock which are subject to proxies granting voting power to Mr. Meier: (A) 251,946 shares owned by Phylis Meier, Mr. Meier’s mother, (B) 896,747 shares owned by Norman Meier, Mr. Meier’s father; and (C) an additional 29,158 shares over which Mr. Meier has voting power.

(4)	Includes options to purchase an aggregate of 2,100,000 shares of Common Stock (of which 1,500,000 are exercisable only on such date or dates as the fair market value of the common stock is and has been at least 150% of the exercise price for the previous 20 consecutive trading days).

(5)	Includes options to purchase an aggregate of 140,000 shares of Common Stock.

(6)	Includes options to purchase an aggregate of 130,000 shares of Common Stock.

(7)	Includes (i) options to purchase an aggregate of 130,000 shares of Common Stock, and (ii) 80,031 shares of Common Stock issuable upon conversion of Series A and Series M Preferred Stock. Excludes (i) all securities owned by Bradley I. Meier, Lynda Meier, and Eric Meier, Mr. Meier’s children or Phylis Meier, Norman Meier’s former spouse, respectively, as to which Norman Meier disclaims beneficial ownership, and (ii) all securities owned by Norman Meier for which Norman Meier has granted voting power to his son, Bradley Meier.

(8)	Consists of an option to purchase 165,000 shares of Common Stock.

(9)	Includes options to purchase an aggregate of 45,000 shares of Common Stock.

(10)	Includes options to purchase an aggregate of 110,000 shares of Common Stock.

(11)	Consists of an option to purchase 20,000 shares of Common Stock.

(12)	See footnotes (1) – (11) above.

Common Stock Held by Others

As of April 4, 2011, there are no persons, other than those persons listed immediately above, who are known by the Company who beneficially own or exercise voting or dispositive control over 5% or more of the Company’s outstanding Common Stock.

APPROVAL OF AMENDMENT AND RESTATEMENT OF THE 2009 OMNIBUS INCENTIVE PLAN
(PROPOSAL 2)

The Company currently maintains the 2009 Omnibus Incentive Plan, which was adopted and approved by our shareholders in 2009 (“Incentive Plan”). As of the record date for the 2011 Annual Meeting of Shareholders, there were no shares available for new grants under the Incentive Plan. The Board believes that the use of equity-based compensation is a vital factor in attracting and retaining effective and valuable personnel who contribute to the Company’s growth and success and in establishing a direct link between the financial interests of such individuals and the Company’s shareholders. The Compensation Committee reviewed the Incentive Plan to determine whether it remains a flexible and effective source of incentive compensation in terms of the number of shares of stock available for awards and in terms of its design, as well as whether it generally conforms with best practices in today’s business environment.

Based on its review, the Compensation Committee recommended that the Incentive Plan be amended and restated to:

•	Increase Shares Reserved for Grant. Add 2,400,000 shares of Common Stock to the reserve available for new awards.

•	Adjust Annual Maximum Awards Limits. Increase the maximum number of shares of Common Stock that may be granted to any one participant in any calendar year to 650,000 shares in the form of options or stock appreciation rights and 650,000 shares in the form of restricted stock, stock units, performance awards or other stock-based awards. In addition, clarify that in any calendar year no participant will be granted an award not denominated in shares of stock or cash-based awards that may exceed a value of $10,000,000.

•	No Repricing. Expressly prohibit the repricing of options and stock appreciation rights without shareholder approval.

•	Add Performance Goals. Add share price, net income, income before taxes and total shareholder return to the performance goals set forth in the Incentive Plan.

The Board has approved, and recommends that the Company’s shareholders approve, the amendment and restatement of the Incentive Plan as described herein (“Restated Plan”). Other than as described above, the Restated Plan continues to provide essentially the same substantive terms and provisions as the Incentive Plan. Shareholder approval of the Restated Plan is required to comply with the provisions of Section 162(m) of the Code and to meet the listing requirements of the NYSE Amex. If the Restated Plan is not approved by the Company’s shareholders, the Incentive Plan as approved in 2009 will remain in effect according to its terms.

The material features of the Restated Plan as amended are summarized below. The summary is qualified in its entirety by reference to the specific provisions of the Restated Plan, which is attached as Appendix A to this Proxy Statement.

Administration

The Restated Plan will be administered by the Compensation Committee. The Compensation Committee has the authority to determine, within the limits of the express provisions of the Restated Plan, the individuals to whom awards will be granted, the nature, amount and terms of such awards and the objectives and conditions for earning such awards. The Compensation Committee generally has discretion to delegate its authority under the Restated Plan to another committee of the Board or a subcommittee, or to such other party or parties, including officers of the Company, as the Compensation Committee deems appropriate.

Types of Awards

Awards under the Restated Plan may include incentive stock options, nonqualified stock options, stock appreciation rights (“SARs”), restricted shares of Common Stock, restricted stock units, performance share or unit awards, other stock-based awards and cash-based incentive awards.

Stock Options.  The Compensation Committee may grant to a participant options to purchase Common Stock that qualify as incentive stock options for purposes of Section 422 of the Code (“incentive stock options”), options that do not qualify as incentive stock options (“non-qualified stock options”) or a combination thereof. The terms and conditions of stock option grants, including the quantity, price, vesting periods, and other conditions on exercise will be determined by the Compensation Committee.

The exercise price for stock options will be determined by the Compensation Committee in its discretion; provided, however, that in no event may the exercise price be less than 100% of the fair market value of one share of the Common Stock on the date when the stock option is granted. Additionally, in the case of incentive stock options granted to a holder of more than 10% of the total combined voting power of all classes of stock of the Company on the date of grant, the exercise price may not be less than 110% of the fair market value of one share of Common Stock on the date the stock option is granted. On April 6, 2011, the market price per share of the Common Stock was $5.60 based on the closing price of the Common Stock on the NYSE Amex on such date.

Stock options must be exercised within a period fixed by the Compensation Committee that may not exceed ten years from the date of grant, except that in the case of incentive stock options granted to a holder of more than 10% of the total combined voting power of all classes of stock of the Company on the date of grant, the exercise period may not exceed five years. The Restated Plan provides for earlier termination of stock options upon the participant’s termination of service, unless extended by the Compensation Committee, but in no event may the options be exercised after the scheduled expiration date of the options.

At the Compensation Committee’s discretion, payment of the exercise price for shares of Common Stock on the exercise of stock options may be made in cash, shares of the Common Stock held by the participant or in any other form of consideration acceptable to the Compensation Committee (including one or more forms of “cashless” or “net” exercise).

Stock Appreciation Rights.  The Compensation Committee may grant to a participant an award of SARs, which entitles the participant to receive, upon its exercise, a payment equal to (i) the excess of the fair market value of a share of Common Stock on the exercise date over the SAR exercise price, times (ii) the number of shares of Common Stock with respect to which the SAR is exercised.

The exercise price for a SAR will be determined by the Compensation Committee in its discretion, but may not be less than 100% of the fair market value of one share of the Common Stock on the date when the SAR is granted. Upon exercise of a SAR, payment may be made in cash, shares of the Common Stock or a combination of cash and shares. SARs must be exercised within a period fixed by the Compensation Committee that may not exceed ten years from the date of grant.

Restricted Shares and Restricted Units.  The Compensation Committee may award to a participant shares of Common Stock subject to specified restrictions (“restricted shares”). Restricted shares are subject to forfeiture if the participant does not meet certain conditions such as continued employment over a specified forfeiture period and/or the attainment of specified performance targets over the forfeiture period.

The Compensation Committee also may award to a participant units representing the right to receive shares of Common Stock in the future subject to the achievement of one or more goals relating to the completion of service by the participant and/or the achievement of performance or other objectives (“restricted units”). The terms and conditions of restricted share and restricted unit awards are determined by the Compensation Committee.

For participants who are subject to Section 162(m) of the Code, the performance targets described in the preceding two paragraphs may be established by the Compensation Committee, in its discretion, based on one or more of the following measures (“Performance Goals”):

•	Operating income

•	Operating profit (earnings from continuing operations before interest and taxes)

•	Earnings per share

•	Share price

•	Net income

•	Income before taxes

•	Return on investment or working capital

•	Return on shareholders’ equity

•	Total shareholder return

•	Economic value added (the amount, if any, by which net operating profit after tax exceeds a reference cost of capital)

•	Policy count

•	Number of states in which the Company operates

•	Quantifiable, objective measures of individual performance relevant to the particular individual’s job responsibilities

The Performance Goals may be measured with respect to the Company or any one or more of its subsidiaries, divisions or affiliates, either in absolute terms, as compared to another company or companies or an index established or designated by the Compensation Committee, or subject to such objective adjustment factors established by the Compensation Committee at the time the award is granted. The above terms will have the same meaning as in the Company’s financial statements, or if the terms are not used in the Company’s financial statements, as applied pursuant to generally accepted accounting principles, or as used in the industry, as applicable.

Performance Awards.  The Compensation Committee may grant performance awards to participants under such terms and conditions as the Compensation Committee deems appropriate. A performance award entitles a participant to receive a payment from the Company, the amount of which is based upon the attainment of predetermined performance targets over a specified award period. Performance awards may be paid in cash, shares of Common Stock or a combination thereof, as determined by the Compensation Committee.

Award periods will be established at the discretion of the Compensation Committee. The performance targets will also be determined by the Compensation Committee. With respect to participants subject to Section 162(m) of the Code, the applicable performance targets will be established, in the Compensation Committee’s discretion, based on one or more of the Performance Goals described under the section titled “Restricted Shares and Restricted Units” above. To the extent that a participant is not subject to Section 162(m) of the Code, when circumstances occur that cause predetermined performance targets to be an inappropriate measure of achievement, the Compensation Committee, at its discretion, may adjust the performance targets or the amount or value of the performance award.

Other Stock-Based Awards.  The Compensation Committee may grant equity-based or equity-related awards, referred to as “other stock-based awards,” other than options, SARs, restricted shares, restricted units, or performance awards. The terms and conditions of each other stock-based award will be determined by the

Compensation Committee. Payment under any other stock-based awards will be made in Common Stock or cash, as determined by the Compensation Committee.

Cash-Based Awards.  The Compensation Committee may grant cash-based incentive compensation awards, which would include performance-based annual cash incentive compensation to be paid to covered employees subject to Section 162(m) of the Code. The terms and conditions of each cash-based award will be determined by the Compensation Committee. The following material terms will be applicable to performance-based cash awards granted to covered executives subject to Section 162(m):

•	The class of persons covered consists of those senior executives of the Company who are from time to time determined by the Compensation Committee to be subject to Section 162(m) of the Code (“covered employees”).

•	The targets for annual incentive payments to covered employees will consist only of one or more of the Performance Goals discussed under the section titled “Restricted Shares and Restricted Units” above. Use of any other target will require ratification by the shareholders if failure to obtain such approval would jeopardize tax deductibility of future incentive payments. Such performance targets will be established by the Compensation Committee on a timely basis to ensure that the targets are considered “preestablished” for purposes of Section 162(m) of the Code.

•	In administering the incentive program and determining incentive awards, the Compensation Committee will not have the flexibility to pay a covered employee more than the incentive amount indicated by his or her attainment of the performance target under the applicable payment schedule. The Compensation Committee will have the flexibility, based on its business judgment, to reduce this amount.

•	The cash incentive compensation feature of the Restated Plan does not preclude the Board or the Compensation Committee from approving other incentive compensation arrangements for covered employees.

Dividend Equivalents.  The Compensation Committee may provide for the payment of dividends or dividend equivalents with respect to any shares of Common Stock subject to an award under the Restated Plan.

Eligibility and Limitation on Awards

The Compensation Committee may grant awards to any employee, director, consultant or other person providing services to the Company or its affiliates. It is presently contemplated that approximately 260 persons will be eligible to receive awards.

The maximum awards that can be granted under the Restated Plan to a single participant in any calendar year will be subject to the following limits:

•	650,000 shares of Common Stock in the form of options or SARs;

•	650,000 shares of Common Stock in the form of restricted stock, restricted stock units, performance awards or other stock-based awards denominated in shares; and

•	$10,000,000 in the form of other stock-based awards not denominated in shares and cash-based incentive awards.

Awards Granted under the Restated Plan as Amended

The future amounts that will be received by participants under the amended Restated Plan are not determinable. The stock awards granted to the Company’s named executive officers under the Restated Plan and outstanding as of December 31, 2010 are set forth in the Outstanding Equity Awards at Fiscal Year-End Table found under “Executive and Director Compensation.” As of April 4, 2011, (i) the Company’s executive officers as a group (three officers) held outstanding stock option grants for 1,125,000 shares and restricted stock grants for 300,000 shares, (ii) the Company’s non-employee directors as a group (five directors) held outstanding stock option grants for 225,000 shares, and (iii) all of our employees other than our executive officers (8 employees) held outstanding stock option grants for 315,000 shares.

Shares Subject to the Restated Plan

As amended, an aggregate of 4,200,000 shares of the Common Stock has been reserved for issuance under the Restated Plan and 2,235,000 shares of Common Stock are available for awards under the Restated Plan. The shares to be offered under the Restated Plan shall be authorized and unissued Common Stock or issued Common Stock that has been reacquired by the Company.

With respect to awards made under the Restated Plan, shares of Common Stock underlying awards that are forfeited or canceled (as a result, for example, of the lapse of an option or a forfeiture of restricted stock), as well as any shares surrendered to or withheld by the Company in payment or satisfaction of the exercise price of a stock option or tax withholding obligation with respect to an award, will be available for additional grants under the Restated Plan. Shares issued with respect to awards assumed by the Company in connection with acquisitions do not count against the total number of shares available for new awards under the Restated Plan.

Anti-Dilution Protection

In the event of any corporate event or transaction that results in a change in the capital structure of the Company, including a change resulting from a stock dividend or stock split, or combination or reclassification of shares, the Compensation Committee is empowered to make such equitable adjustments with respect to awards or any provisions of the Restated Plan as it deems necessary and appropriate, including, if necessary, any adjustments in the maximum number of shares of Common Stock subject to the Restated Plan, the number of shares of Common Stock subject to and the exercise price of an outstanding award, or the maximum number of shares that may be subject to one or more awards granted to any one recipient during a calendar year.

Amendment and Termination

The Board may at any time amend or terminate the Restated Plan, provided that no such action may be taken that adversely affects any rights or obligations with respect to any awards theretofore made under the Restated Plan without the consent of the recipient. Notwithstanding the foregoing, an outstanding option or SAR may not be (i) amended to reduce its exercise price or (ii) terminated and replaced with a substitute award if the effect of such termination and substitution is to reduce the exercise price, without the approval of the Company’s shareholders. No awards may be made under the Restated Plan after the tenth anniversary of its effective date. Certain provisions of the Restated Plan relating to performance-based awards under Section 162(m) of the Code will expire on the fifth anniversary of the effective date.

Federal Income Tax Consequences

The federal income tax consequences of the issuance and exercise of awards under the Restated Plan are as described below. The following information is only a summary of the tax consequences of the awards, and participants should consult with their own tax advisors with respect to the tax consequences inherent in the ownership or exercise of the awards, and the ownership and disposition of any underlying securities.

Incentive Stock Options.  A participant who is granted an incentive stock option will not recognize any taxable income for federal income tax purposes either on the grant or exercise of the incentive stock option. If the participant disposes of the shares purchased pursuant to the incentive stock option more than two years after the date of grant and more than one year after the exercise of the option (required statutory “holding period”), (i) the participant will recognize long-term capital gain or loss, as the case may be, equal to the difference between the selling price and the option price; and (ii) the Company will not be entitled to a deduction with respect to the shares of stock so issued. If the holding period requirements are not met, any gain realized upon disposition will be taxed as ordinary income to the extent of the excess of the lesser of (a) the excess of the fair market value of the shares at the time of exercise over the option price, and (b) the gain on the sale. Also in that case, the Company will be entitled to a deduction in the year of disposition in an amount equal to the ordinary income recognized by the participant. Any additional gain will be taxed as short-term or long-term capital gain depending upon the holding period for the stock. A sale for less than the option price results in a capital loss.

The excess of the fair market value of the shares on the date of exercise over the option price is, however, includable in the option holder’s income for alternative minimum tax purposes.

Nonqualified Stock Options.  A participant who is granted a nonqualified stock option under the Restated Plan will not recognize any income for federal income tax purposes on the grant of the option. Generally, on the exercise of the option, the participant will recognize taxable ordinary income equal to the excess of the fair market value of the shares on the exercise date over the option price for the shares. The Company generally will be entitled to a deduction on the date of exercise in an amount equal to the ordinary income recognized by the participant. Upon disposition of the shares purchased pursuant to the stock option, the participant will recognize long-term or short-term capital gain or loss, as the case may be, equal to the difference between the amount realized on such disposition and the basis for such shares, which basis includes the amount previously recognized by the participant as ordinary income.

Stock Appreciation Rights.  A participant who is granted stock appreciation rights will normally not recognize any taxable income on the receipt of the SARs. Upon the exercise of a SAR, (i) the participant will recognize ordinary income equal to the amount received (increase in the fair market value of one share of the Common Stock from the date of grant of the SAR to the date of exercise); and (ii) the Company will be entitled to a deduction on the date of exercise in an amount equal to the ordinary income recognized by the participant.

Restricted Shares.  A participant will not be taxed at the date of an award of restricted shares, but will be taxed at ordinary income rates on the fair market value of any restricted shares as of the date that the restrictions lapse, unless the participant, within 30 days after transfer of such restricted shares to the participant, elects under Section 83(b) of the Code to include in income the fair market value of the restricted shares as of the date of such transfer. The Company will be entitled to a corresponding deduction. Any disposition of shares after restrictions lapse will be subject to the regular rules governing long-term and short-term capital gains and losses, with the basis for this purpose equal to the fair market value of the shares at the end of the restricted period (or on the date of the transfer of the restricted shares, if the employee elects to be taxed on the fair market value upon such transfer). To the extent dividends are payable during the restricted period under the applicable award agreement, any such dividends will be taxable to the participant at ordinary income tax rates and will be deductible by the Company unless the participant has elected to be taxed on the fair market value of the restricted shares upon transfer, in which case they will thereafter be taxable to the employee as dividends and will not be deductible by the Company.

Restricted Units.  A participant will normally not recognize taxable income upon an award of restricted units, and the Company will not be entitled to a deduction until the lapse of the applicable restrictions. Upon the lapse of the restrictions and the issuance of the earned shares, the participant will recognize ordinary taxable income in an amount equal to the fair market value of the Common Stock received and the Company will be entitled to a deduction in the same amount.

Performance Awards, Other Stock-Based Awards and Cash-Based Awards.  Normally, a participant will not recognize taxable income upon the grant of performance awards, other stock-based awards and cash-based awards. Subsequently, when the conditions and requirements of the grants have been satisfied and the payment determined, any cash received and the fair market value of any Common Stock received will constitute ordinary income to the participant. The Company also will then be entitled to a deduction in the same amount.

Tax Deductibility of Certain Performance-Based Awards under the Restated Plan.  Section 162(m) of the Code limits the deductibility for federal income tax purposes of certain compensation paid to any “covered employee” in excess of $1 million. For purposes of Section 162(m), the term “covered employee” includes the Company’s Chief Executive Officer and the three other most highly compensated executive officers who are required to be disclosed in the Company’s proxy statement as a “named executive officer” based on the amount of their total compensation. Certain compensation, including compensation paid based on the achievement of pre-established performance goals, is excluded from this deduction limit if the material terms under which the compensation is to be paid, including the performance goals to be used, are approved by our shareholders. Accordingly, in order to maintain the Company’s ability to fully deduct certain incentive compensation paid pursuant to the Restated Plan, approval of the Restated Plan will qualify as approval of the material terms, including the Performance Goals discussed in the section titled “Restricted Shares and Restricted Units” above, under which qualifying performance-based compensation is to be paid.

THE BOARD UNANIMOUSLY RECOMMENDS A VOTE FOR THE APPROVAL OF THE AMENDMENT AND RESTATEMENT OF THE INCENTIVE PLAN, INCLUDING THE MATERIAL TERMS OF THE PERFORMANCE GOALS STATED THEREIN.

ADVISORY VOTE ON EXECUTIVE COMPENSATION (“SAY-ON-PAY” VOTE)
(PROPOSAL 3)

The recently enacted Dodd-Frank Wall Street Reform and Consumer Protection Act of 2010 (“Dodd-Frank Act”) enables the Company’s shareholders to vote to approve, on an advisory (nonbinding) basis, the compensation of the Company’s named executive officers as disclosed in this Proxy Statement in accordance with Item 402 of Regulation S-K promulgated under the Securities Act.

As described in detail under the heading “Executive Compensation — Compensation Discussion and Analysis,” the Company’s executive compensation program is designed to provide compensation to retain the executive talent that has been central to the Company’s consistent and high-level growth and to offer incentive-based programs to challenge executives to increase pretax income by balancing the essential elements of the business without imprudent risk. The Company believes the focus on sound, profitable growth best serves the interests of its shareholders. Please read the “Compensation Discussion and Analysis” beginning on page 12 for additional details about the Company’s executive compensation programs, including information about the fiscal year 2010 compensation of the Company’s named executive officers.

Highlights of the Company’s executive compensation programs include the following:

•	the Compensation Committee’s intention is to promote sound, profitable growth by using compensation to reward past growth and future growth in pretax income;

•	the Compensation Committee recognizes the entrepreneurial nature of the Company and desires to retain the individuals most responsible for the Company’s consistent leadership among its peers in growth and total shareholder return;

•	the Compensation Committee believes the provisions of the existing employment agreements with Mr. Meier and Mr. Downes serve the Company’s interests by providing base salaries that recognize both the entrepreneurial nature of the Company and their past achievements driving the Company’s profitable growth;

•	the Compensation Committee believes that maintaining pretax income as the principal measurement for cash incentive awards directs management to sound profitable growth because success in the Company’s business depends on balancing a number of interests, such as investment of reserves, underwriting, premium setting, reinsurance strategies, claims processing, sales and geographic expansion to spread risk;

•	Mr. Meier and Mr. Downes, separately and together, are principally responsible for the various aspects of the business and the balancing of those aspects and, as such, assume more responsibility and duty than officers at comparable companies; and

•	the Company’s compensation practices are developed using information from a group of comparable insurance companies and a group of high growth companies enabling the Compensation Committee to place the compensation opportunities within a meaningful range of practices; and the practice of avoiding significant perquisites is consistent with its entrepreneurial focus.

The Compensation Committee reviews the compensation programs for the Company’s named executive officers to ensure they achieve the desired goal of directing management toward sound, profitable growth and recognizing the Company’s growth over time. We are asking the Company’s shareholders to indicate their support for the Company’s named executive officer compensation as described in this Proxy Statement. This proposal, commonly known as a “say-on-pay” proposal, gives the Company’s shareholders the opportunity to express their views on the Company’s named executive officers’ compensation. This vote is not intended to address any specific item of compensation, but rather the overall compensation of the Company’s named executive officers and the philosophy, policies and practices described in this Proxy Statement. Accordingly, we will ask the Company’s shareholders to vote “FOR” the following resolution at the Annual Meeting:

“RESOLVED, that the Company’s shareholders approve, on an advisory basis, the compensation of the named executive officers, as disclosed in the Company’s Proxy Statement for the 2011 Annual Meeting of Shareholders pursuant to Item 402 of Regulation S-K, including the Compensation Discussion and Analysis, the 2010 Summary Compensation Table and the other related tables and narrative disclosure.”

The say-on-pay vote is advisory, and therefore not binding on the Company, the Compensation Committee or the Board. The Board and Compensation Committee value the opinions of the Company’s shareholders and to the extent there is any significant vote against the named executive officer compensation as disclosed in this Proxy Statement, the Company will consider shareholders’ concerns and the Compensation Committee will evaluate whether any actions are necessary to address those concerns.

THE BOARD UNANIMOUSLY RECOMMENDS A VOTE “FOR” THE APPROVAL OF THE COMPENSATION OF THE COMPANY’S NAMED EXECUTIVE OFFICERS, AS DISCLOSED IN THIS PROXY STATEMENT PURSUANT TO ITEM 402 OF REGULATION S-K.

ADVISORY VOTE ON FREQUENCY OF ADVISORY VOTE ON EXECUTIVE COMPENSATION (“FREQUENCY” VOTE)
(PROPOSAL 4)

The Dodd-Frank Act also enables the Company’s shareholders to indicate how frequently the Company should seek an advisory vote on the compensation of the Company’s named executive officers, as disclosed pursuant to Item 402 of Regulation S-K, such as Proposal 3 included on page 37 of this Proxy Statement. By voting on this Proposal 4, shareholders may indicate whether they would prefer an advisory vote on named executive officer compensation once every year, every two years or every three years.

After careful consideration of this proposal, the Company’s Board of Directors has determined that an advisory vote on executive compensation that occurs every three years is the most appropriate alternative for the Company at this time, and therefore the Board recommends that you vote for a three-year interval for the advisory vote on executive compensation.

In formulating its recommendation, the Board considered that the Company’s executive compensation policies are designed to promote a long-term connection between pay and performance and an advisory vote on executive compensation every three years will allow the Company’s shareholders to provide direct input on the Company’s long-term compensation philosophy, policies and practices. The Company understands that shareholders may have different views as to what is the best approach for the Company and looks forward to hearing from shareholders on this proposal.

You may cast your vote on your preferred voting frequency by choosing the option of one year, two years, three years or abstain from voting when you vote in response to the resolution set forth below.

“RESOLVED, that the option of once every one year, two years, or three years that receives the highest number of votes cast for this resolution will be determined to be the preferred frequency with which the Company is to hold a shareholder vote to approve the compensation of the named executive officers, as disclosed pursuant to Item 402 of

Regulation S-K (which disclosure shall include the Compensation Discussion and Analysis, the Summary Compensation Table, and the other related tables and narrative disclosure).”

The option of one year, two years or three years that receives the highest number of votes cast by shareholders will be the frequency for the advisory vote on executive compensation that has been selected by shareholders. Shareholders are not voting to approve or disapprove of the Board’s recommendation. Because this vote is advisory and not binding on the Board of Directors or the Company in any way, the Board may decide that it is in the best interests of the Company’s shareholders and the Company to hold an advisory vote on executive compensation more or less frequently than the option approved by the Company’s shareholders and may vary its practice based on factors such as discussions with shareholders and the adoption of material changes to the Company’s compensation programs.

THE BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS A VOTE FOR THE OPTION OF ONCE EVERY THREE YEARS AS THE FREQUENCY WITH WHICH SHAREHOLDERS ARE PROVIDED AN ADVISORY VOTE ON EXECUTIVE COMPENSATION, AS DISCLOSED PURSUANT TO ITEM 402 OF REGULATION S-K.

APPOINTMENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM
(PROPOSAL 5)

The Audit Committee recommended and the Board approved the appointment of the accounting firm Blackman Kallick, LLP as the Company’s independent registered public accounting firm for the fiscal year 2011, subject to shareholder ratification. Blackman Kallick, LLP audited the Company’s financial statements for the fiscal years ended December 31, 2004, 2005, 2006, 2007, 2008, 2009 and 2010.

Audit Fees

Audit fees paid to Blackman Kallick, LLP for the fiscal years ended December 31, 2010 and December 31, 2009 were $560,500 and $529,000, respectively.

Audit Related Fees

There were no audit related fees paid to Blackman Kallick, LLP for the fiscal years ended December 31, 2010 and December 31, 2009, respectively.

Tax Fees

Tax fees paid to Blackman Kallick, LLP for the fiscal years ended December 31, 2010 and December 31, 2009 were $49,500 and $43,500, respectively.

All Other Fees

There were no other fees for products and services provided by Blackman Kallick, LLP for the fiscal years ended December 31, 2010 and December 31, 2009.

Policy on Audit Committee Pre-Approval of Audit and Permissible Non-Audit Services of the Independent Auditor

All audit related services must be pre-approved by the Audit Committee, which concluded that the provision of such services by Blackman Kallick, LLP was compatible with the maintenance of that firm’s independence in the conduct of its auditing functions. The Board has appointed Blackman Kallick, LLP to serve as the Company’s independent registered public accounting firm for the fiscal year ending December 31, 2011. Representatives of Blackman Kallick, LLP have been invited to the Annual Meeting.

THE BOARD UNANIMOUSLY RECOMMENDS A VOTE FOR THE RATIFICATION OF THE APPOINTMENT OF BLACKMAN KALLICK, LLP AS THE COMPANY’S INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM FOR THE YEAR ENDING DECEMBER 31, 2011.

ANNUAL REPORT

A COPY OF THE COMPANY’S ANNUAL REPORT ON FORM 10-K, WITHOUT EXHIBITS, FOR THE FISCAL YEAR ENDED DECEMBER 31, 2010 ACCOMPANIES THIS PROXY STATEMENT. UPON WRITTEN REQUEST, THE COMPANY WILL PROVIDE TO ANY SHAREHOLDER, FREE OF CHARGE, A COPY OF ITS ANNUAL REPORT ON FORM 10-K, WITHOUT EXHIBITS, AS FILED WITH THE SECURITIES AND EXCHANGE COMMISSION. REQUESTS FOR COPIES OF THE COMPANY’S ANNUAL REPORT ON FORM 10-K SHOULD BE DIRECTED TO GEORGE R. DE HEER, UNIVERSAL INSURANCE HOLDINGS, INC., 1110 WEST COMMERCIAL BOULEVARD, FORT LAUDERDALE, FLORIDA 33309 OR (954) 958-1200.

SECTION 16(A) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

Section 16(a) of the Exchange Act requires the Company’s directors, executive officers, and persons who own more than 10% of the Company’s Common Stock to file initial reports of ownership and reports of changes in ownership with the SEC. Directors, executive officers and greater than 10% shareholders (collectively, “Reporting Persons”) are required by SEC regulations to furnish the Company with copies of all Section 16(a) forms they file.

Based solely on the review of copies of Forms 3, 4 and 5 provided to the Company and written representations by the Reporting Persons, the Company believes that, for the year ended December 31, 2010, all Section 16(a) filing requirements applicable to the Reporting Persons were met, except that director Michael Pietrangelo filed one late Form 4 for the acquisition of 25,000 shares of our common stock on December 16, 2010.

SHAREHOLDER PROPOSALS

Proposals of shareholders intended to be presented at the Company’s 2012 annual meeting of shareholders must be received by the Company no later than December 13, 2011 to be considered for inclusion in the Company’s proxy statement and form of proxy relating to such meeting. Shareholders wishing to submit a proposal at the 2012 annual meeting of shareholders that do not intend to include the proposal in the Company’s proxy statement for that meeting must provide appropriate notice to the Company by February 10, 2012.

HOUSEHOLDING

As permitted by the Exchange Act, only one copy of this Proxy Statement, the Company’s annual report, and the notice of internet availability of proxy materials is being delivered to shareowners residing at the same address, unless the shareholders have notified the Company of their desire to receive multiple copies of the Proxy Statement. This is known as householding. The Company will promptly deliver, upon oral or written request, a separate copy of this Proxy Statement, the Company’s annual report, or the notice of internet availability of proxy materials to any shareholder residing at an address to which only one copy was mailed. Requests for additional copies for the current year or future years should be directed to George R. De Heer, 1110 West Commercial Boulevard, Fort Lauderdale, Florida 33309 or (954) 958-1200.

Shareholders of record residing at the same address and currently receiving multiple copies of the proxy statement may contact our registrar and transfer agent, Continental Stock Transfer & Trust Company

(“Continental”), to request that only a single copy of the Proxy Statement be mailed in the future. Contact Continental by phone at (212) 509-4000 or by mail at 17 Battery Place, New York, NY 10004. Beneficial owners, as described above, should contact their broker or bank.

OTHER MATTERS

The Company knows of no business that will be presented for action at the Annual Meeting other than those matters referred to herein. If other matters do come before the meeting, the persons named as proxies will act and vote according to their best judgment on behalf of the shareholders they represent.

BY ORDER OF THE BOARD OF DIRECTORS

/s/ Joel M. Wilentz
Joel M. Wilentz, M.D., Acting Secretary

Dated: April 8, 2011

APPENDIX A

Amended and Restated 2009 Omnibus Incentive Plan

UNIVERSAL INSURANCE HOLDINGS, INC.
2009 OMNIBUS INCENTIVE PLAN

(as amended through April 8, 2011)

ARTICLE I

PURPOSE AND ADOPTION OF THE PLAN

1.01.  Purpose.  The purpose of the Universal Insurance Holdings, Inc. 2009 Omnibus Incentive Plan (as amended from time to time, the “Plan”) is to assist in attracting and retaining highly competent employees, directors and consultants to act as an incentive in motivating selected employees, directors and consultants of the Company and its Subsidiaries to achieve long-term corporate objectives, to reward superior service to the Company and to enable stock-based and cash-based incentive awards to qualify as performance-based compensation for purposes of the tax deduction limitations under Section 162(m) of the Code.

1.02.  Adoption and Term.  The Plan has been approved by the Board and the stockholders of the Company and shall be effective as of November 16, 2009 (the “Effective Date”). The Plan shall remain in effect until the tenth anniversary of the Effective Date, or until terminated by action of the Board, whichever occurs sooner.

ARTICLE II

DEFINITIONS

For the purpose of this Plan, capitalized terms shall have the following meanings:

2.01.  Affiliate means an entity in which, directly or indirectly through one or more intermediaries, the Company has at least a fifty percent (50%) ownership interest or, where permissible under Section 409A of the Code, at least a twenty percent (20%) ownership interest; provided, however, for purposes of any grant of an Incentive Stock Option, “Affiliate” means a corporation which, for purposes of Section 424 of the Code, is a parent or subsidiary of the Company, directly or indirectly.

2.02.  Award means any one or a combination of Non-Qualified Stock Options or Incentive Stock Options described in Article VI, Stock Appreciation Rights described in Article VI, Restricted Shares and Restricted Stock Units described in Article VII, Performance Awards described in Article VIII, other stock-based Awards described in Article IX, short-term cash incentive Awards described in Article X or any other Award made under the terms of the Plan.

2.03.  Award Agreement means a written agreement between the Company and a Participant or a written acknowledgment from the Company to a Participant specifically setting forth the terms and conditions of an Award granted under the Plan.

2.04.  Award Period means, with respect to an Award, the period of time, if any, set forth in the Award Agreement during which specified target performance goals must be achieved or other conditions set forth in the Award Agreement must be satisfied.

2.05.  Beneficiary means an individual, trust or estate who or which, by a written designation of the Participant filed with the Company, or if no such written designation is filed, by operation of law, succeeds to the rights and obligations of the Participant under the Plan and the Award Agreement upon the Participant’s death.

2.06.  Board means the Board of Directors of the Company.

2.07.  Change in Control means, and shall be deemed to have occurred upon the occurrence of, any one of the following events:

(a) The acquisition in one or more transactions, other than from the Company, by any individual, entity or group (within the meaning of Section 13(d)(3) or 14(d)(2) of the Exchange Act), other than the Company, an Affiliate or any employee benefit plan (or related trust) sponsored or maintained by the

Company or an Affiliate, of beneficial ownership (within the meaning of Rule 13d-3 promulgated under the Exchange Act) of a number of Company Voting Securities in excess of 15% of the Company Voting Securities unless such acquisition has been approved by the Board;

(b) Any election has occurred of persons to the Board that causes two-thirds of the Board to consist of persons other than (i) persons who were members of the Board on the Effective Date and (ii) persons who were nominated for elections as members of the Board at a time when two-thirds of the Board consisted of persons who were members of the Board on the Effective Date, provided, however, that any person nominated for election by a Board at least two-thirds of whom constituted persons described in clauses (i) and/or (ii) or by persons who were themselves nominated by such Board shall, for this purpose, be deemed to have been nominated by a Board composed of persons described in clause (i);

(c) The consummation (i.e. closing) of a reorganization, merger or consolidation involving the Company, unless, following such reorganization, merger or consolidation, all or substantially all of the individuals and entities who were the respective beneficial owners of the Outstanding Common Stock and Company Voting Securities immediately prior to such reorganization, merger or consolidation, following such reorganization, merger or consolidation beneficially own, directly or indirectly, more than 75% of, respectively, the then outstanding shares of common stock and the combined voting power of the then outstanding voting securities entitled to vote generally in the election of directors or trustees, as the case may be, of the entity resulting from such reorganization, merger or consolidation in substantially the same proportion as their ownership of the Outstanding Common Stock and Company Voting Securities immediately prior to such reorganization, merger or consolidation, as the case may be;

(d) The consummation (i.e. closing) of a sale or other disposition of all or substantially all the assets of the Company, unless, following such sale or disposition, all or substantially all of the individuals and entities who were the respective beneficial owners of the Outstanding Common Stock and Company Voting Securities immediately prior to such sale or disposition, following such sale or disposition beneficially own, directly or indirectly, more than 75% of, respectively, the then outstanding shares of common stock and the combined voting power of the then outstanding voting securities entitled to vote generally in the election of directors or trustees, as the case may be, of the entity purchasing such assets in substantially the same proportion as their ownership of the Outstanding Common Stock and Company Voting Securities immediately prior to such sale or disposition, as the case may be; or

(e) a complete liquidation or dissolution of the Company.

Solely to the extent required by Section 409A of the Code, an event described above shall not constitute a Change in Control for purposes of the payment (but not vesting) provisions of any Award subject to Section 409A unless such event also constitutes a change in ownership or effective control of the Company or a change in the ownership of a substantial portion of the Company’s assets within the meaning of Section 409A of the Code and the final regulations issued thereunder.

2.08.  Code means the Internal Revenue Code of 1986, as amended. References to a section of the Code shall include that section and any comparable section or sections of any future legislation that amends, supplements or supersedes said section.

2.09.  Committee means the Compensation Committee of the Board.

2.10.  Common Stock means the common stock of the Company, par value $0.01 per share.

2.11.  Company means Universal Insurance Holdings, Inc., a Delaware corporation, and its successors.

2.12.  Company Voting Securities means the combined voting power of all outstanding voting securities of the Company entitled to vote generally in the election of directors to the Board.

2.13.  Date of Grant means the date designated by the Committee as the date as of which it grants an Award, which shall not be earlier than the date on which the Committee approves the granting of such Award.

2.14.  Dividend Equivalent Account means a bookkeeping account in accordance with under Section 11.17 and related to an Award that is credited with the amount of any cash dividends or stock distributions that would be payable with respect to the shares of Common Stock subject to such Awards had such shares been outstanding shares of Common Stock.

2.15.  Exchange Act means the Securities Exchange Act of 1934, as amended. References to a section of the Exchange Act shall include that section and any comparable section or sections of any future legislation that amends, supplements or supersedes said section.

2.16.  Exercise Price means, with respect to a Stock Appreciation Right, the amount established by the Committee in the Award Agreement which is to be subtracted from the Fair Market Value on the date of exercise in order to determine the amount of the payment to be made to the Participant, as further described in Section 6.02(b).

2.17.  Fair Market Value means, as of any applicable date: (i) if the Common Stock is listed on one or more international or national securities exchanges, the closing sales price of the Common Stock on the exchange having the greatest number of shares listed or eligible for trading on that date, or, if no sale of the Common Stock occurred on that date, on the next preceding date on which there was a reported sale; or (ii) if none of the above apply, the closing bid price as reported by the Nasdaq SmallCap Market on that date, or if no price was reported for that date, on the next preceding date for which a price was reported; or (iii) if none of the above apply, the last reported bid price published in the “pink sheets” or displayed on the National Association of Securities Dealers, Inc. (“NASD”), Electronic Bulletin Board, as the case may be; or (iv) if none of the above apply or the Committee elects to use a different standard for determining Fair Market Value for one or more Awards, the fair market value of the Common Stock as determined under written procedures established by the Committee.

2.18.  Incentive Stock Option means a stock option within the meaning of Section 422 of the Code.

2.19.  Merger means any merger, reorganization, consolidation, exchange, transfer of assets or other transaction having similar effect involving the Company.

2.20.  Non-Qualified Stock Option means a stock option which is not an Incentive Stock Option.

2.21.  Non-Vested Share means shares of the Company Common Stock issued to a Participant in respect of the non-vested portion of an Option in the event of the early exercise of such Participant’s Options pursuant to such Participant’s Award Agreement, as permitted in Section 6.06 below.

2.22.  Options means all Non-Qualified Stock Options and Incentive Stock Options granted at any time under the Plan.

2.23.  Outstanding Common Stock means, at any time, the issued and outstanding shares of Common Stock.

2.24.  Participant means a person designated to receive an Award under the Plan in accordance with Section 5.01.

2.25.  Performance Awards means Awards granted in accordance with Article VIII.

2.26.  Performance Goals means operating income, operating profit (earnings from continuing operations before interest and taxes), earnings per share, share price, net income, income before taxes, return on investment or working capital, return on stockholders’ equity, total shareholder return, economic value added (the amount, if any, by which net operating profit after tax exceeds a reference cost of capital), policy count, number of states in which the Company operates, any one of which may be measured with respect to the Company or any one or more of its Subsidiaries and divisions and either in absolute terms, as compared to another company or companies or subject to such objective adjustment factors as shall be set by the Committee in accordance with Section 162(m) of the Code at the time that the goals and related performance targets are set for the applicable performance period, and quantifiable, objective measures of individual performance relevant to the particular individual’s job responsibilities.

2.27.  Plan has the meaning given to such term in Section 1.01.

2.28.  Purchase Price, with respect to Options, shall have the meaning set forth in Section 6.01(b).

2.29.  Restricted Shares means Common Stock subject to restrictions imposed in connection with Awards granted under Article VII.

2.30.  Restricted Stock Unit means a unit representing the right to receive Common Stock or the value thereof in the future subject to restrictions imposed in connection with Awards granted under Article VII.

2.31.  Rule 16b-3 means Rule 16b-3 promulgated by the Securities and Exchange Commission under Section 16 of the Exchange Act, as the same may be amended from time to time, and any successor rule.

2.32.  Stock Appreciation Rights means awards granted in accordance with Article VI.

2.33.  Termination of Service means the voluntary or involuntary termination of a Participant’s service as an employee, director or consultant with the Company or an Affiliate for any reason, including death, disability, retirement or as the result of the divestiture of the Participant’s employer or any similar transaction in which the Participant’s employer ceases to be the Company or one of its Subsidiaries. Whether entering military or other government service shall constitute Termination of Service, or whether and when a Termination of Service shall occur as a result of disability, shall be determined in each case by the Committee in its sole discretion. For purposes of the payment (but not vesting) provisions of any Award subject to Section 409A of the Code, Termination of Service shall mean a separation from service within the meaning of Section 409A of the Code and the final regulations issued thereunder.

ARTICLE III

ADMINISTRATION

3.01.  Committee.

(a) Duties and Authority.  The Plan shall be administered by the Committee and the Committee shall have exclusive and final authority in each determination, interpretation or other action affecting the Plan and its Participants. The Committee shall have the sole discretionary authority to interpret the Plan, to establish and modify administrative rules for the Plan, to impose such conditions and restrictions on Awards as it determines appropriate, and to make all factual determinations with respect to and take such steps in connection with the Plan and Awards granted hereunder as it may deem necessary or advisable. The Committee shall not, however, have or exercise any discretion that would disqualify amounts payable under Article X as performance-based compensation for purposes of Section 162(m) of the Code. The Committee may delegate such of its powers and authority under the Plan as it deems appropriate to a subcommittee of the Committee or designated officers or employees of the Company. In addition, the full Board may exercise any of the powers and authority of the Committee under the Plan. In the event of such delegation of authority or exercise of authority by the Board, references in the Plan to the Committee shall be deemed to refer, as appropriate, to the delegate of the Committee or the Board.

(b) Indemnification.  Each person who is or shall have been a member of the Board or the Committee, or an officer or employee of the Company to whom authority was delegated in accordance with the Plan shall be indemnified and held harmless by the Company against and from any loss, cost, liability, or expense that may be imposed upon or reasonably incurred by such individual in connection with or resulting from any claim, action, suit, or proceeding to which he or she may be a party or in which he or she may be involved by reason of any action taken or failure to act under the Plan and against and from any and all amounts paid by him or her in settlement thereof, with the Company’s approval, or paid by him or her in satisfaction of any judgment in any such action, suit, or proceeding against him or her, provided he or she shall give the Company an opportunity, at its own expense, to handle and defend the same before he or she undertakes to handle and defend it on his or her own behalf; provided, however, that the foregoing indemnification shall not apply to any loss, cost, liability, or expense that is a result of his or her own willful misconduct. The foregoing right of indemnification shall not be exclusive of any other rights of indemnification to which such persons may be entitled under the Company’s Certificate of Incorporation or Bylaws, conferred in a separate agreement with the Company, as a matter of law, or otherwise, or any power that the Company may have to indemnify them or hold them harmless.

ARTICLE IV

SHARES

4.01.  Number of Shares Issuable.  The total number of shares initially authorized to be issued under the Plan shall be 1,800,000 shares of Common Stock and shall be increased to 4,200,000 as of the date of the 2011 Annual Meeting of Shareholders; provided that such increase is approved by the shareholders of the Company at the 2011 Annual Meeting The foregoing share limits shall be subject to adjustment in accordance with Section 11.07. The shares issued under the Plan shall be authorized and unissued Common Stock, issued Common Stock that shall have been reacquired by the Company, or shares issued from the Universal Insurance Holdings, Inc. Stock Grantor Trust, formed April 3, 2000.

4.02.  Shares Subject to Terminated Awards.  Common Stock covered by any unexercised portions of terminated or forfeited Options (including canceled Options) granted under Article VI, Restricted Stock or Restricted Stock Units forfeited as provided in Article VII, other stock-based Awards terminated or forfeited as provided under the Plan, and Common Stock subject to any Awards that are otherwise surrendered by the Participant may again be subject to new Awards under the Plan. Shares of Common Stock surrendered to or withheld by the Company in payment or satisfaction of the Purchase Price of an Option or tax withholding obligation with respect to an Award shall be available for the grant of new Awards under the Plan. In the event of the exercise of Stock Appreciation Rights, whether or not granted in tandem with Options, only the number of shares of Common Stock actually issued in payment of such Stock Appreciation Rights shall be charged against the number of shares of Common Stock available for the grant of Awards hereunder.

ARTICLE V

PARTICIPATION

5.01.  Eligible Participants.  Participants in the Plan shall be such employees, directors and consultants of the Company and its Subsidiaries as the Committee, in its sole discretion, may designate from time to time. The Committee’s designation of a Participant in any year shall not require the Committee to designate such person to receive Awards or grants in any other year. The designation of a Participant to receive Awards or grants under one portion of the Plan does not require the Committee to include such Participant under other portions of the Plan. The Committee shall consider such factors as it deems pertinent in selecting Participants and in determining the type and amount of their respective Awards. Subject to any applicable adjustment in accordance with Section 11.07, in any calendar year, Awards to Participants shall be subject to the following limits: (i) no Participant shall be granted in any calendar year Options or Stock Appreciation Rights (whether stock or cash settled) covering more than 650,000 shares of Common Stock; (ii) no Participant shall be granted in any calendar year an Award of (A) Restricted Shares, (B) Restricted Stock Units, or (C) Performance Awards or other stock-based awards (within the meaning of Article IX) denominated in shares of Common Stock that can be settled through the delivery of more than 650,000 shares of Common Stock (or, if such Award is payable in cash, through the delivery of cash with a value equal to 650,000 shares of Common Stock at the time of settlement); and (iii) no Participant shall be granted in any calendar year any other stock-based award (within the meaning of Article IX) not denominated in shares of Common Stock or cash-based Awards (including short-term cash incentive awards under Article X) that can be settled through the payment of more than $10,000,000 or in shares of Common Stock with a value at the time of payment of more than $10,000,000.

ARTICLE VI

STOCK OPTIONS AND STOCK APPRECIATION RIGHTS

6.01.  Option Awards.

(a) Grant of Options.  The Committee may grant, to such Participants as the Committee may select, Options entitling the Participant to purchase shares of Common Stock from the Company in such number, at such price, and on such terms and subject to such conditions, not inconsistent with the terms of this Plan, as may be established by the Committee. The terms of any Option granted under this Plan shall be set forth in an Award Agreement.

(b) Purchase Price of Options.  The Purchase Price of each share of Common Stock which may be purchased upon exercise of any Option granted under the Plan shall be determined by the Committee; provided, however, that in no event shall the Purchase Price be less than the Fair Market Value on the Date of Grant.

(c) Designation of Options.  The Committee shall designate, at the time of the grant of each Option, the Option as an Incentive Stock Option or a Non-Qualified Stock Option; provided, however, that an Option may be designated as an Incentive Stock Option only if the applicable Participant is an employee of the Company on the Date of Grant.

(d) Special Incentive Stock Option Rules.  No Participant may be granted Incentive Stock Options under the Incentive Plan (or any other plans of the Company) that would result in Incentive Stock Options to purchase shares of Common Stock with an aggregate Fair Market Value (measured on the Date of Grant) of more than $100,000 first becoming exercisable by the Participant in any one calendar year. Notwithstanding any other provision of the Incentive Plan to the contrary, the Exercise Price of each Incentive Stock Option shall be equal to or greater than the Fair Market Value of the Common Stock subject to the Incentive Stock Option as of the Date of Grant of the Incentive Stock Option; provided, however, that no Incentive Stock Option shall be granted to any person who, at the time the Option is granted, owns stock (including stock owned by application of the constructive ownership rules in Section 424(d) of the Code) possessing more than ten percent (10%) of the total combined voting power of all classes of stock of the Company, unless at the time the Incentive Stock Option is granted the price of the Option is at least one hundred ten percent (110%) of the Fair Market Value of the Common Stock subject to the Incentive Stock Option and the Incentive Stock Option by its terms is not exercisable for more than five years from the Date of Grant.

(e) Rights As a Stockholder.  Except as otherwise provided by the Committee, a Participant or a transferee of an Option pursuant to Section 11.04 shall have no rights as a stockholder with respect to Common Stock covered by an Option until the Participant or transferee shall have become the holder of record of any such shares, and no adjustment shall be made for dividends in cash or other property or distributions or other rights with respect to any such Common Stock for which the record date is prior to the date on which the Participant or a transferee of the Option shall have become the holder of record of any such shares covered by the Option; provided, however, that Participants are entitled to share adjustments to reflect capital changes under Section 11.07.

6.02.  Stock Appreciation Rights.

(a) Stock Appreciation Right Awards.  The Committee is authorized to grant to any Participant one or more Stock Appreciation Rights. Such Stock Appreciation Rights may be granted either independent of or in tandem with Options granted to the same Participant. Stock Appreciation Rights granted in tandem with Options may be granted simultaneously with, or, in the case of Non-Qualified Stock Options, subsequent to, the grant to such Participant of the related Option; provided however, that: (i) any Option covering any share of Common Stock shall expire and not be exercisable upon the exercise of any Stock Appreciation Right with respect to the same share, (ii) any Stock Appreciation Right covering any share of Common Stock shall expire and not be exercisable upon the exercise of any related Option with respect to the same share, and (iii) an Option and Stock Appreciation Right covering the same share of Common Stock may not be exercised simultaneously. Upon exercise of a Stock Appreciation Right with respect to a share of Common Stock, the

Participant shall be entitled to receive an amount equal to the excess, if any, of (A) the Fair Market Value of a share of Common Stock on the date of exercise over (B) the Exercise Price of such Stock Appreciation Right established in the Award Agreement, which amount shall be payable as provided in Section 6.02(c).

(b) Exercise Price.  The Exercise Price established under any Stock Appreciation Right granted under this Plan shall be determined by the Committee, but in the case of Stock Appreciation Rights granted in tandem with Options shall not be less than the Purchase Price of the related Option; provided, however, that in no event shall the Exercise Price be less than the Fair Market Value on the Date of Grant. Upon exercise of Stock Appreciation Rights granted in tandem with options, the number of shares subject to exercise under any related Option shall automatically be reduced by the number of shares of Common Stock represented by the Option or portion thereof which are surrendered as a result of the exercise of such Stock Appreciation Rights.

(c) Payment of Incremental Value.  Any payment which may become due from the Company by reason of a Participant’s exercise of a Stock Appreciation Right may be paid to the Participant as determined by the Committee (i) all in cash, (ii) all in Common Stock, or (iii) in any combination of cash and Common Stock. In the event that all or a portion of the payment is made in Common Stock, the number of shares of Common Stock delivered in satisfaction of such payment shall be determined by dividing the amount of such payment or portion thereof by the Fair Market Value on the Exercise Date. No fractional share of Common Stock shall be issued to make any payment in respect of Stock Appreciation Rights; if any fractional share would be issuable, the combination of cash and Common Stock payable to the Participant shall be adjusted as directed by the Committee to avoid the issuance of any fractional share.

6.03.  Terms of Stock Options and Stock Appreciation Rights.

(a) Conditions on Exercise.  An Award Agreement with respect to Options or Stock Appreciation Rights may contain such waiting periods, exercise dates and restrictions on exercise (including, but not limited to, periodic installments) as may be determined by the Committee at the time of grant.

(b) Duration of Options and Stock Appreciation Rights.  Options and Stock Appreciation Rights shall terminate upon the first to occur of the following events:

(i) Expiration of the Option or Stock Appreciation Right as provided in the Award Agreement; or

(ii) Termination of the Award in the event of a Participant’s disability, Retirement, death or other Termination of Service as provided in the Award Agreement; or

(iii) In the case of an Incentive Stock Option, ten years from the Date of Grant (five years in certain cases, as described in Section 6.01(d)); or

(iv) Solely in the case of a Stock Appreciation Right granted in tandem with an Option, upon the expiration of the related Option.

(c) Acceleration or Extension of Exercise Time.  The Committee, in its sole discretion, shall have the right (but shall not be obligated), exercisable on or at any time after the Date of Grant, to permit the exercise of an Option or Stock Appreciation Right (i) prior to the time such Option or Stock Appreciation Right would become exercisable under the terms of the Award Agreement, (ii) after the termination of the Option or Stock Appreciation Right under the terms of the Award Agreement, or (iii) after the expiration of the Option or Stock Appreciation Right.

6.04.  Exercise Procedures.  Each Option and Stock Appreciation Right granted under the Plan shall be exercised under such procedures and by such methods as the Board may establish or approve from time to time. The Purchase Price of shares purchased upon exercise of an Option granted under the Plan shall be paid in full in cash by the Participant pursuant to the Award Agreement; provided, however, that the Committee may (but shall not be required to) permit payment to be made (a) by delivery to the Company of shares of Common Stock held by the Participant, (b) by a “net exercise” method under which the Company reduces the number of shares of Common Stock issued upon exercise by the largest whole number of shares with a Fair Market Value that does not exceed the aggregate Exercise Price, or (c) such other consideration as the Committee deems appropriate and in compliance with applicable law (including payment under an arrangement constituting a brokerage transaction as permitted under the provisions of Regulation T applicable to cashless exercises promulgated by the Federal Reserve Board, unless prohibited by Section 402 of the Sarbanes-Oxley Act of 2002). In the event that any Common Stock shall be transferred to the Company to satisfy all or any part of the Purchase Price, the part of the Purchase Price deemed to have been satisfied by such transfer of Common Stock shall be equal to the product derived by multiplying the Fair Market Value as of the date of exercise times the number of shares of Common Stock transferred to the Company. The Participant may not transfer to the Company in satisfaction of the Purchase Price any fractional share of Common Stock. Any part of the Purchase Price paid in cash upon the exercise of any Option shall be added to the general funds of the Company and may be used for any proper corporate purpose. Unless the Committee shall otherwise determine, any Common Stock transferred to the Company as payment of all or part of the Purchase Price upon the exercise of any Option shall be held as treasury shares.

6.05.  Change in Control.  With respect to each Award of Options or Stock Appreciation Rights, the Committee shall determine whether and to what extent such Options or Stock Appreciation Rights shall become immediately and fully exercisable in the event of a Change in Control or upon the occurrence of one or more specified conditions following a Change in Control. Such provisions relating to the effect of a Change in Control on an outstanding Award of Options or Stock Appreciation Rights shall be set forth in the applicable Award Agreement.

6.06.  Early Exercise.  An Option may, but need not, include a provision by which the Participant may elect to exercise the Option in whole or in part prior to the date the Option is fully vested. The provision may be included in the Award Agreement at the time of grant of the Option or may be added to the Award Agreement by amendment at a later time. In the event of an early exercise of an Option, any shares of Common Stock received shall be subject to a special repurchase right in favor of the Company with terms established by the Board. If the Company exercises its repurchase rights, the Company may elect to pay the repurchase price in the form of (i) cash or cash equivalents, (ii) installment payments over a specified period, (iii) cancellation of indebtedness, or (iv) any other form of consideration approved by the Company. The Board shall determine the time and/or the event that causes the repurchase right to terminate and fully vest the Common Stock in the Participant. Alternatively, in the sole discretion of the Board, one or more Participants may be granted stock purchase rights allowing them to purchase shares of Common Stock outright, subject to conditions and restrictions as the Board may determine.

ARTICLE VII

RESTRICTED SHARES AND RESTRICTED STOCK UNITS

7.01.  Award of Restricted Stock and Restricted Stock Units.  The Committee may grant to any Participant an Award of Restricted Shares consisting of a specified number of shares of Common Stock issued to the Participant subject to such terms, conditions and forfeiture and transfer restrictions, whether based on performance standards, periods of service, retention by the Participant of ownership of specified shares of Common Stock or other criteria, as the Committee shall establish. The Committee may also grant Restricted Stock Units representing the right to receive shares of Common Stock in the future subject to such terms, conditions and restrictions, whether based on performance standards, periods of service, retention by the Participant of ownership of specified shares of Common Stock or other criteria, as the Committee shall establish. With respect to performance-based Awards of Restricted Shares or Restricted Stock Units intended to qualify as “performance-based” compensation for purposes of Section 162(m) of the Code, performance targets will consist of specified levels of one or more of the Performance Goals. The terms of any Restricted Share and Restricted Stock Unit Awards granted under this Plan shall be set forth in an Award Agreement which shall contain provisions determined by the Committee and not inconsistent with this Plan.

7.02.  Restricted Shares.

(a) Issuance of Restricted Shares.  As soon as practicable after the Date of Grant of a Restricted Share Award by the Committee, the Company shall cause to be transferred on the books of the Company, or its agent, Common Stock, registered on behalf of the Participant, evidencing the Restricted Shares covered by the

Award, but subject to forfeiture to the Company as of the Date of Grant if an Award Agreement with respect to the Restricted Shares covered by the Award is not duly executed by the Participant and timely returned to the Company. All Common Stock covered by Awards under this Article VII shall be subject to the restrictions, terms and conditions contained in the Plan and the Award Agreement entered into by the Participant. Until the lapse or release of all restrictions applicable to an Award of Restricted Shares, the share certificates representing such Restricted Shares may be held in custody by the Company, its designee, or, if the certificates bear a restrictive legend, by the Participant. Upon the lapse or release of all restrictions with respect to an Award as described in Section 7.02(d), one or more share certificates, registered in the name of the Participant, for an appropriate number of shares as provided in Section 7.02(d), free of any restrictions set forth in the Plan and the Award Agreement shall be delivered to the Participant.

(b) Stockholder Rights.  Beginning on the Date of Grant of the Restricted Share Award and subject to execution of the Award Agreement as provided in Section 7.02(a), the Participant shall become a stockholder of the Company with respect to all shares subject to the Award Agreement and shall have all of the rights of a stockholder, including, but not limited to, the right to vote such shares and the right to receive dividends; provided, however, that any Common Stock distributed as a dividend or otherwise with respect to any Restricted Shares as to which the restrictions have not yet lapsed, shall be subject to the same restrictions as such Restricted Shares and held or restricted as provided in Section 7.02(a).

(c) Restriction on Transferability.  None of the Restricted Shares may be assigned or transferred (other than by will or the laws of descent and distribution, or to an inter vivos trust with respect to which the Participant is treated as the owner under Sections 671 through 677 of the Code, except to the extent that Section 16 of the Exchange Act limits a Participant’s right to make such transfers), pledged or sold prior to lapse of the restrictions applicable thereto.

(d) Delivery of Shares Upon Vesting.  Upon expiration or earlier termination of the forfeiture period without a forfeiture and the satisfaction of or release from any other conditions prescribed by the Committee, or at such earlier time as provided under the provisions of Section 7.04, the restrictions applicable to the Restricted Shares shall lapse. As promptly as administratively feasible thereafter, subject to the requirements of Section 11.05, the Company shall deliver to the Participant or, in case of the Participant’s death, to the Participant’s Beneficiary, one or more share certificates for the appropriate number of shares of Common Stock, free of all such restrictions, except for any restrictions that may be imposed by law.

(e) Forfeiture of Restricted Shares.  Subject to Sections 7.02(f) and 7.04, all Restricted Shares shall be forfeited and returned to the Company and all rights of the Participant with respect to such Restricted Shares shall terminate unless the Participant continues in the service of the Company or an Affiliate as an employee until the expiration of the forfeiture period for such Restricted Shares and satisfies any and all other conditions set forth in the Award Agreement. The Committee shall determine the forfeiture period (which may, but need not, lapse in installments) and any other terms and conditions applicable with respect to any Restricted Share Award.

(f) Waiver of Forfeiture Period.  Notwithstanding anything contained in this Article VII to the contrary, the Committee may, in its sole discretion, waive the forfeiture period and any other conditions set forth in any Award Agreement under appropriate circumstances (including the death, disability or Retirement of the Participant or a material change in circumstances arising after the date of an Award) and subject to such terms and conditions (including forfeiture of a proportionate number of the Restricted Shares) as the Committee shall deem appropriate.

7.03.  Restricted Stock Units.

(a) Settlement of Restricted Stock Units.  Payments shall be made to Participants with respect to their Restricted Stock Units as soon as practicable after the Committee has determined that the terms and conditions applicable to such Award have been satisfied or at a later date if distribution has been deferred. Payments to Participants with respect to Restricted Stock Units shall be made in the form of Common Stock, or cash or a combination of both, as the Committee may determine. The amount of any cash to be paid in lieu of Common Stock shall be determined on the basis of the Fair Market Value of the Common Stock on the date any such payment is processed. As to shares of Common Stock which constitute all or any part of such payment, the Committee may impose such restrictions concerning their transferability and/or their forfeiture as may be provided in the applicable Award Agreement or as the Committee may otherwise determine, provided such determination is made on or before the date certificates for such shares are first delivered to the applicable Participant.

(b) Shareholder Rights.  Until the lapse or release of all restrictions applicable to an Award of Restricted Stock Units, no shares of Common Stock shall be issued in respect of such Awards and no Participant shall have any rights as a shareholder of the Company with respect to the shares of Common Stock covered by such Award of Restricted Stock Units.

(c) Waiver of Forfeiture Period.  Notwithstanding anything contained in this Section 7.03 to the contrary, the Committee may, in its sole discretion, waive the forfeiture period and any other conditions set forth in any Award Agreement under appropriate circumstances (including the death, disability or retirement of the Participant or a material change in circumstances arising after the date of an Award) and subject to such terms and conditions (including forfeiture of a proportionate number of shares issuable upon settlement of the Restricted Stock Units constituting an Award) as the Committee shall deem appropriate.

(d) Deferral of Payment.  If approved by the Committee and set forth in the applicable Award Agreement, a Participant may elect to defer the amount payable with respect to the Participant’s Restricted Stock Units in accordance with such terms as may be established by the Committee, subject to the requirements of Section 409A of the Code.

7.04.  Change in Control.  With respect to each Award of Restricted Shares and Restricted Stock Unit Awards, the Committee shall determine whether and to what extent such Restricted Shares and Restricted Stock Unit Awards shall become immediately and fully vested in the event of a Change in Control or upon the occurrence of one or more specified conditions following a Change of Control. Such provisions relating to the effect of a Change of Control on an outstanding Award of Restricted Shares and Restricted Stock Unit Awards shall be set forth in the applicable Award Agreement.

ARTICLE VIII

PERFORMANCE AWARDS

8.01.  Performance Awards.

(a) Award Periods and Calculations of Potential Incentive Amounts.  The Committee may grant Performance Awards to Participants. A Performance Award shall consist of the right to receive a payment (measured by the Fair Market Value of a specified number of shares of Common Stock, increases in such Fair Market Value during the Award Period and/or a fixed cash amount) contingent upon the extent to which certain predetermined performance targets have been met during an Award Period. The Award Period shall be two or more fiscal or calendar years as determined by the Committee. The Committee, in its discretion and under such terms as it deems appropriate, may permit newly eligible Participants, such as those who are promoted or newly hired, to receive Performance Awards after an Award Period has commenced.

(b) Performance Targets.  Subject to Section 11.18, the performance targets applicable to a Performance Award may include such goals related to the performance of the Company or, where relevant, any one or more of its Subsidiaries or divisions and/or the performance of a Participant as may be established by the Committee in its discretion. In the case of Performance Awards to “covered employees” (as defined in Section 162(m) of the Code), the targets will be limited to specified levels of one or more of the Performance Goals. The performance targets established by the Committee may vary for different Award Periods and need not be the same for each Participant receiving a Performance Award in an Award Period.

(c) Earning Performance Awards.  The Committee, at or as soon as practicable after the Date of Grant, shall prescribe a formula to determine the percentage of the Performance Award to be earned based upon the degree of attainment of the applicable performance targets.

(d) Payment of Earned Performance Awards.  Subject to the requirements of Section 11.05, payments of earned Performance Awards shall be made in cash or Common Stock, or a combination of cash and Common Stock, in the discretion of the Committee. The Committee, in its sole discretion, may define, and set forth in the applicable Award Agreement, such terms and conditions with respect to the payment of earned Performance Awards as it may deem desirable.

8.02.  Termination of Service.  In the event of a Participant’s Termination of Service during an Award Period, the Participant’s Performance Awards shall be forfeited except as may otherwise be provided in the applicable Award Agreement.

8.03.  Change in Control.  With respect to each Performance Award, the Committee shall determine whether and to what extent such Performance Awards shall become immediately and fully vested and payable in the event of a Change in Control or upon the occurrence of one or more specified conditions following a Change of Control. Such provisions relating to the effect of a Change of Control on an outstanding Performance Award shall be set forth in the applicable Award Agreement.

ARTICLE IX

OTHER STOCK-BASED AWARDS

9.01.  Grant of Other Stock-Based Awards.  Other stock-based awards, consisting of stock purchase rights (with or without loans to Participants by the Company containing such terms as the Committee shall determine), Awards of Common Stock, or Awards valued in whole or in part by reference to, or otherwise based on, Common Stock, may be granted either alone or in addition to or in conjunction with other Awards under the Plan. Subject to the provisions of the Plan, the Committee shall have sole and complete authority to determine the persons to whom and the time or times at which such Awards shall be made, the number of shares of Common Stock to be granted pursuant to such Awards, and all other conditions of the Awards. Any such Award shall be confirmed by an Award Agreement executed by the Committee and the Participant, which Award Agreement shall contain such provisions as the Committee determines to be necessary or appropriate to carry out the intent of this Plan with respect to such Award.

9.02.  Terms of Other Stock-Based Awards.  In addition to the terms and conditions specified in the Award Agreement, Awards made pursuant to this Article IX shall be subject to the following:

(a) Any Common Stock subject to Awards made under this Article IX may not be sold, assigned, transferred, pledged or otherwise encumbered prior to the date on which the shares are issued, or, if later, the date on which any applicable restriction, performance or deferral period lapses; and

(b) If specified by the Committee in the Award Agreement, the recipient of an Award under this Article IX shall be entitled to receive, currently or on a deferred basis, interest or dividends or dividend equivalents with respect to the Common Stock or other securities covered by the Award; and

(c) The Award Agreement with respect to any Award shall contain provisions dealing with the disposition of such Award in the event of a Termination of Service prior to the exercise, payment or other settlement of such Award, whether such termination occurs because of Retirement, disability, death or other reason, with such provisions to take account of the specific nature and purpose of the Award.

ARTICLE X

SHORT-TERM CASH INCENTIVE AWARDS

10.01.  Eligibility.  Executive officers of the Company who are from time to time determined by the Committee to be “covered employees” for purposes of Section 162(m) of the Code will be eligible to receive short-term cash incentive awards under this Article X.

10.02.  Awards.

(a) Performance Targets.  The Committee shall establish objective performance targets based on specified levels of one or more of the Performance Goals. Such performance targets shall be established by the Committee on a timely basis to ensure that the targets are considered “preestablished” for purposes of Section 162(m) of the Code.

(b) Amounts of Awards.  In conjunction with the establishment of performance targets for a fiscal year or such other short-term performance period established by the Committee, the Committee shall adopt an objective formula (on the basis of percentages of Participants’ salaries, shares in a bonus pool or otherwise) for computing the respective amounts payable under the Plan to Participants if and to the extent that the performance targets are attained. Such formula shall comply with the requirements applicable to performance-based compensation plans under Section 162(m) of the Code and, to the extent based on percentages of a bonus pool, such percentages shall not exceed 100% in the aggregate.

(c) Payment of Awards.  Awards will be payable to Participants in cash each year upon prior written certification by the Committee of attainment of the specified performance targets for the preceding fiscal year or other applicable performance period.

(d) Negative Discretion.  Notwithstanding the attainment by the Company of the specified performance targets, the Committee shall have the discretion, which need not be exercised uniformly among the Participants, to reduce or eliminate the award that would be otherwise paid.

(e) Guidelines.  The Committee may adopt from time to time written policies for its implementation of this Article X. Such guidelines shall reflect the intention of the Company that all payments hereunder qualify as performance-based compensation under Section 162(m) of the Code.

(f) Non-Exclusive Arrangement.  The adoption and operation of this Article X shall not preclude the Board or the Committee from approving other short-term incentive compensation arrangements for the benefit of individuals who are Participants hereunder as the Board or Committee, as the case may be, deems appropriate and in the best interests of the Company.

ARTICLE XI

TERMS APPLICABLE GENERALLY TO AWARDS
GRANTED UNDER THE PLAN

11.01.  Plan Provisions Control Award Terms.  Except as provided in Section 11.16, the terms of the Plan shall govern all Awards granted under the Plan, and in no event shall the Committee have the power to grant any Award under the Plan which is contrary to any of the provisions of the Plan. In the event any provision of any Award granted under the Plan shall conflict with any term in the Plan as constituted on the Date of Grant of such Award, the term in the Plan as constituted on the Date of Grant of such Award shall control. Except as provided in Section 11.03 and Section 11.07, the terms of any Award granted under the Plan may not be changed after the Date of Grant of such Award so as to materially decrease the value of the Award without the express written approval of the holder.

11.02.  Award Agreement.  No person shall have any rights under any Award granted under the Plan unless and until the Company and the Participant to whom such Award shall have been granted shall have executed and delivered an Award Agreement or received any other Award acknowledgment authorized by the Committee expressly granting the Award to such person and containing provisions setting forth the terms of the Award.

11.03.  Modification of Award After Grant.  No Award granted under the Plan to a Participant may be modified (unless such modification does not materially decrease the value of the Award or is necessary or advisable in the judgment of the Committee to comply with the requirements of Section 409A of the Code) after the Date of Grant except by express written agreement between the Company and the Participant, provided that any such change (a) shall not be inconsistent with the terms of the Plan, and (b) shall be approved by the Committee. Except as provided in Section 11.07, an outstanding Option or Stock Appreciation Right may not be (i) amended after the Date of Grant to reduce its exercise price without the prior approval of the amendment by the Company’s stockholders or (ii) terminated and replaced with a substitute Award if the effect of such termination and substitution is to reduce the exercise price.

11.04.  Limitation on Transfer.  Except as provided in Section 7.01(c) in the case of Restricted Shares, a Participant’s rights and interest under the Plan may not be assigned or transferred other than by will or the laws of descent and distribution, and during the lifetime of a Participant, only the Participant personally (or the Participant’s personal representative) may exercise rights under the Plan. The Participant’s Beneficiary may exercise the Participant’s rights to the extent they are exercisable under the Plan following the death of the Participant. Notwithstanding the foregoing, to the extent permitted under Section 16(b) of the Exchange Act with respect to Participants subject to such Section, the Committee may grant Non-Qualified Stock Options that are transferable, without payment of consideration, to immediate family members of the Participant or to trusts or partnerships for such family members, and the Committee may also amend outstanding Non-Qualified Stock Options to provide for such transferability.

11.05.  Taxes.  The Company shall be entitled, if the Committee deems it necessary or desirable, to withhold (or secure payment from the Participant in lieu of withholding) the amount of any withholding or other tax required by law to be withheld or paid by the Company with respect to any amount payable and/or shares issuable under such Participant’s Award, or with respect to any income recognized upon a disqualifying disposition of shares received pursuant to the exercise of an Incentive Stock Option, and the Company may defer payment or issuance of the cash or shares upon exercise or vesting of an Award unless indemnified to its satisfaction against any liability for any such tax. The amount of such withholding or tax payment shall be determined by the Committee and shall be payable by the Participant at such time as the Committee determines in accordance with the following rules:

(a) The Participant shall have the right to elect to meet his or her withholding requirement (i) by having withheld from such Award at the appropriate time that number of shares of Common Stock, rounded down to the nearest whole share, whose Fair Market Value is equal to the amount of withholding taxes due, (ii) by direct payment to the Company in cash of the amount of any taxes required to be withheld with respect to such Award or (iii) by a combination of shares and cash.

(b) In the case of Participants who are subject to Section 16 of the Exchange Act, the Committee may impose such limitations and restrictions as it deems necessary or appropriate with respect to the delivery or withholding of shares of Common Stock to meet tax withholding obligations.

11.06.  Surrender of Awards.  Subject to compliance with Section 409A of the Code, any Award granted under the Plan may be surrendered to the Company for cancellation on such terms as the Committee and the holder approve. Subject to compliance with Section 409A of the Code and Section 11.03, with the consent of the Participant, the Committee may substitute a new Award under this Plan in connection with the surrender by the Participant of an equity compensation award previously granted under this Plan or any other plan sponsored by the Company.

11.07.  Adjustments to Reflect Capital Changes.

(a) Recapitalization.  In the event of any corporate event or transaction (including, but not limited to, a change in the Common Stock or the capitalization of the Company) such as a merger, consolidation, reorganization, recapitalization, separation, partial or complete liquidation, stock dividend, stock split, reverse stock split, split up, spin-off, or other distribution of stock or property of the Company, a combination or exchange of Common Stock, dividend in kind, or other like change in capital structure, number of outstanding shares of Common Stock, distribution (other than normal cash dividends) to shareholders of the Company, or any similar corporate event or transaction, the Committee, in order to prevent dilution or enlargement of Participants’ rights under this Plan, shall make equitable and appropriate adjustments and substitutions, as applicable, to or of the number and kind of shares subject to outstanding Awards, the Purchase Price or Exercise Price for such shares, the number and kind of shares available for future issuance under the Plan and the maximum number of shares in respect of which Awards can be made to any Participant in any calendar year, and other determinations applicable to outstanding Awards. The Committee shall have the power and sole discretion to determine the amount of the adjustment to be made in each case.

(b) Merger.  In the event that the Company is a party to a Merger, outstanding Awards shall be subject to the agreement of merger or reorganization. Such agreement may provide, without limitation, for the continuation of outstanding Awards by the Company (if the Company is a surviving corporation), for their assumption by the surviving corporation or its parent or subsidiary, for the substitution by the surviving corporation or its parent or subsidiary of its own awards for such Awards, for accelerated vesting and accelerated expiration, or for settlement in cash or cash equivalents.

(c) Options to Purchase Shares or Stock of Acquired Companies.  After any Merger in which the Company or an Affiliate shall be a surviving corporation, the Committee may grant substituted options under the provisions of the Plan, pursuant to Section 424 of the Code, replacing old options granted under a plan of another party to the Merger whose shares or stock subject to the old options may no longer be issued following the Merger. The foregoing adjustments and manner of application of the foregoing provisions shall be determined by the Committee in its sole discretion. Any such adjustments may provide for the elimination of any fractional shares which might otherwise become subject to any Options.

11.08.  No Right to Continued Service.  No person shall have any claim of right to be granted an Award under this Plan. Neither the Plan nor any action taken hereunder shall be construed as giving any Participant any right to be retained in the service of the Company or any of its Subsidiaries.

11.09.  Awards Not Includable for Benefit Purposes.  Payments received by a Participant pursuant to the provisions of the Plan shall not be included in the determination of benefits under any pension, group insurance or other benefit plan applicable to the Participant which is maintained by the Company or any of its Subsidiaries, except as may be provided under the terms of such plans or determined by the Board.

11.10.  Governing Law.  All determinations made and actions taken pursuant to the Plan shall be governed by the laws of Delaware and construed in accordance therewith.

11.11.  No Strict Construction.  No rule of strict construction shall be implied against the Company, the Committee, or any other person in the interpretation of any of the terms of the Plan, any Award granted under the Plan or any rule or procedure established by the Committee.

11.12.  Compliance with Rule 16b-3.  It is intended that, unless the Committee determines otherwise, Awards under the Plan be eligible for exemption under Rule 16b-3. The Board is authorized to amend the Plan and to make any such modifications to Award Agreements to comply with Rule 16b-3, as it may be amended from time to time, and to make any other such amendments or modifications as it deems necessary or appropriate to better accomplish the purposes of the Plan in light of any amendments made to Rule 16b-3.

11.13.  Captions.  The captions (i.e., all Section headings) used in the Plan are for convenience only, do not constitute a part of the Plan, and shall not be deemed to limit, characterize or affect in any way any provisions of the Plan, and all provisions of the Plan shall be construed as if no captions have been used in the Plan.

11.14.  Severability.  Whenever possible, each provision in the Plan and every Award at any time granted under the Plan shall be interpreted in such manner as to be effective and valid under applicable law, but if any provision of the Plan or any Award at any time granted under the Plan shall be held to be prohibited by or invalid under applicable law, then (a) such provision shall be deemed amended to accomplish the objectives of the provision as originally written to the fullest extent permitted by law and (b) all other provisions of the Plan and every other Award at any time granted under the Plan shall remain in full force and effect.

11.15.  Amendment and Termination.

(a) Amendment.  The Board shall have complete power and authority to amend the Plan at any time; provided, however, that the Board shall not, without the requisite affirmative approval of stockholders of the Company, make any amendment which requires stockholder approval under the Code or under any other applicable law or rule of any stock exchange which lists Common Stock or Company Voting Securities. Notwithstanding the foregoing, the Board expressly reserves the right to approve a cancellation and reissuance of an outstanding Option or Stock Appreciation Right, the amendment of any Option or Stock Appreciation Right to lower the Purchase Price or Exercise Price, as the case may be, or any other amendment, adjustment or action taken with respect to an outstanding Option or Stock Appreciation Right that constitutes a repricing under any applicable rule of any stock exchange which lists Common Stock or Company Voting Securities. No termination or amendment of the Plan may, without the consent of the Participant to whom any Award shall theretofore have been granted under the Plan, adversely affect the right of such individual under such Award.

(b) Termination.  The Board shall have the right and the power to terminate the Plan at any time. No Award shall be granted under the Plan after the termination of the Plan, but the termination of the Plan shall not have any other effect and any Award outstanding at the time of the termination of the Plan may be exercised after termination of the Plan at any time prior to the expiration date of such Award to the same extent such Award would have been exercisable had the Plan not terminated.

11.16.  Foreign Qualified Awards.  Awards under the Plan may be granted to such employees of the Company and its Subsidiaries who are residing in foreign jurisdictions as the Committee in its sole discretion may determine from time to time. The Committee may adopt such supplements to the Plan as may be necessary or appropriate to comply with the applicable laws of such foreign jurisdictions and to afford Participants favorable treatment under such laws; provided, however, that no Award shall be granted under any such supplement with terms or conditions inconsistent with the provision set forth in the Plan.

11.17.  Dividend Equivalents.  For any Award granted under the Plan, the Committee shall have the discretion, upon the Date of Grant or thereafter, to establish a Dividend Equivalent Account with respect to the Award, and the applicable Award Agreement or an amendment thereto shall confirm such establishment. If a Dividend Equivalent Account is established, the following terms shall apply:

(a) Terms and Conditions.  Dividend Equivalent Accounts shall be subject to such terms and conditions as the Committee shall determine and as shall be set forth in the applicable Award Agreement. Such terms and conditions may include, without limitation, for the Participant’s Account to be credited as of the record date of each cash dividend on the Common Stock with an amount equal to the cash dividends which would be paid with respect to the number of shares of Common Stock then covered by the related Award if such shares of Common Stock had been owned of record by the Participant on such record date.

(b) Unfunded Obligation.  Dividend Equivalent Accounts shall be established and maintained only on the books and records of the Company and no assets or funds of the Company shall be set aside, placed in trust, removed from the claims of the Company’s general creditors, or otherwise made available until such amounts are actually payable as provided hereunder.

11.18.  Adjustment of Performance Goals and Targets.  Notwithstanding any provision of the Plan to the contrary, the Committee shall have the authority to adjust any Performance Goal, performance target or other performance-based criteria established with respect to any Award under the Plan if circumstances occur (including, but not limited to, unusual or nonrecurring events, changes in tax laws or accounting principles or practices or changed business or economic conditions) that cause any such Performance Goal, performance target or performance-based criteria to be inappropriate in the judgment of the Committee; provided, that with respect to any Award that is intended to qualify for the “performance-based compensation” exception under Section 162(m) of the Code and the regulations thereunder, any adjustment by the Committee shall be consistent with the requirements of Section 162(m) and the regulations thereunder.

11.19.  Legality of Issuance.  Notwithstanding any provision of this Plan or any applicable Award Agreement to the contrary, the Committee shall have the sole discretion to impose such conditions, restrictions and limitations (including suspending exercises of Options or Stock Appreciation Rights and the tolling of any applicable exercise period during such suspension) on the issuance of Common Stock with respect to any Award unless and until the Committee determines that such issuance complies with (i) any applicable registration requirements under the Securities Act of 1933 or the Committee has determined that an exemption therefrom is available, (ii) any applicable listing requirement of any stock exchange on which the Common Stock is listed, (iii) any applicable Company policy or administrative rules, and (iv) any other applicable provision of state, federal or foreign law, including foreign securities laws where applicable.

11.20.  Restrictions on Transfer.  Regardless of whether the offering and sale of Common Stock under the Plan have been registered under the Securities Act of 1933 or have been registered or qualified under the securities laws of any state, the Company may impose restrictions upon the sale, pledge, or other transfer of such Common Stock (including the placement of appropriate legends on stock certificates) if, in the judgment of the Company and its counsel, such restrictions are necessary or desirable to achieve compliance with the provisions of the Securities Act of 1933, the securities laws of any state, the United States or any other applicable foreign law.

11.21.  Further Assurances.  As a condition to receipt of any Award under the Plan, a Participant shall agree, upon demand of the Company, to do all acts and execute, deliver and perform all additional documents, instruments and agreements which may be reasonably required by the Company, to implement the provisions and purposes of the Plan.

REVOCABLE PROXY FOR HOLDERS OF SERIES A PREFERRED STOCK AND COMMON STOCK
UNIVERSAL INSURANCE HOLDINGS, INC.
Annual Meeting of Shareholders on May 11, 2011
This Proxy is Solicited on Behalf of the Board of Directors
     The undersigned hereby appoints George R. De Heer, with full power of substitution, as the lawful proxy of the undersigned and hereby authorizes him to represent and to vote as designated below all shares of Series A preferred stock and all shares of common stock of Universal Insurance Holdings, Inc. (“Company”) that the undersigned would be entitled to vote if personally present at the Annual Meeting of Shareholders of the Company to be held on May 11, 2011 at the Westin Fort Lauderdale, 400 Corporate Drive, Fort Lauderdale, Florida 33334, and at any adjournment thereof. Holders of Series A preferred stock and common stock are entitled to one vote per share.
THE BOARD OF DIRECTORS RECOMMENDS A VOTE “FOR” EACH DIRECTOR NOMINEE.
1.	Proposal 1: Election of five directors for a term ending in 2012. Nominees: Sean P. Downes, Michael A. Pietrangelo, Ozzie A. Schindler, Reed J. Slogoff and Joel M. Wilentz.

FOR ☐	WITHHELD ☐
(all nominees except as marked below)

(Instruction: To withhold authority to vote for any individual nominee(s), write the name(s) of the nominee(s) on the line above.)
THE BOARD OF DIRECTORS RECOMMENDS A VOTE “FOR” PROPOSALS 2 AND 3.
2.	Proposal 2: Approval of the amendment and restatement of the 2009 Omnibus Incentive Plan, including the material terms of the performance goals stated therein.

FOR ☐	AGAINST ☐	ABSTAIN ☐
3.	Proposal 3: Approval of advisory resolution on executive compensation (“Say on Pay”).

FOR ☐	AGAINST ☐	ABSTAIN ☐
THE BOARD OF DIRECTORS RECOMMENDS THE SELECTION OF “3 YEARS” ON PROPOSAL 4.
4.	Proposal 4: Advisory vote on the frequency of future shareholder advisory votes on Say on Pay.

1 YEAR ☐	2 YEARS ☐	3 YEARS ☐	ABSTAIN ☐
THE BOARD OF DIRECTORS RECOMMENDS A VOTE “FOR” PROPOSAL 5.
5.	Proposal 5: Ratification of the appointment of Blackman Kallick, LLP, independent registered public accounting firm, as the auditors of the Company for the year ending December 31, 2011.

FOR ☐	AGAINST ☐	ABSTAIN ☐

This proxy, when properly executed, will be voted in the manner directed herein by the undersigned shareholder. If no direction is given, this proxy will be voted FOR matters 1, 2, 3 and 5, and 3 YEARS on matter 4.
Whether or not you plan to attend the meeting, you are urged to execute and return this proxy, which may be revoked at any time prior to its use.

Change of Address or Comments Mark Here ☐

Please sign your name exactly as it appears hereon. When signing as attorney, executor, administrator, trustee or guardian, please give full title as such. If a corporation, please sign in full corporate name by President or other authorized officer. If a partnership, please sign in partnership name by authorized person.

Date: , 2011

Signature of Shareholder

Signature of Additional Shareholder(s)

REVOCABLE PROXY FOR HOLDERS OF SERIES M PREFERRED STOCK
UNIVERSAL INSURANCE HOLDINGS, INC.
Annual Meeting of Shareholders on May 11, 2011
This Proxy is Solicited on Behalf of the Board of Directors
The undersigned hereby appoints George R. De Heer, with full power of substitution, as the lawful proxy of the undersigned and hereby authorizes him to represent and to vote as designated below all shares of Series M preferred stock of Universal Insurance Holdings, Inc. (“Company”) that the undersigned would be entitled to vote if personally present at the Annual Meeting of Shareholders of the Company to be held on May 11, 2011 at the Westin Fort Lauderdale, 400 Corporate Drive, Fort Lauderdale, Florida 33334, and at any adjournment thereof. Holders of Series M preferred stock are entitled to one vote per share.
THE BOARD OF DIRECTORS RECOMMENDS A VOTE “FOR” EACH DIRECTOR NOMINEE.
1.	Proposal 1: Election of seven directors for a term ending in 2012. Nominees: Sean P. Downes, Bradley I. Meier, Norman M. Meier, Michael A. Pietrangelo, Ozzie A. Schindler, Reed J. Slogoff and Joel M. Wilentz.

FOR ☐	WITHHELD ☐
(all nominees except as marked below)

(Instruction: To withhold authority to vote for any individual nominee(s), write the name(s) of the nominee(s) on the line above.)
THE BOARD OF DIRECTORS RECOMMENDS A VOTE “FOR” PROPOSALS 2 AND 3.
2.	Proposal 2: Approval of the amendment and restatement of the 2009 Omnibus Incentive Plan, including the material terms of the performance goals stated therein.

FOR ☐	AGAINST ☐	ABSTAIN ☐
3.	Proposal 3: Approval of advisory resolution on executive compensation (“Say on Pay”).

FOR ☐	AGAINST ☐	ABSTAIN ☐
THE BOARD OF DIRECTORS RECOMMENDS THE SELECTION OF “3 YEARS” ON PROPOSAL 4.
4.	Proposal 4: Advisory vote on the frequency of future shareholder advisory votes on Say on Pay.

1 YEAR ☐	2 YEARS ☐	3 YEARS ☐	ABSTAIN ☐
THE BOARD OF DIRECTORS RECOMMENDS A VOTE “FOR” PROPOSAL 5.
5.	Proposal 5: Ratification of the appointment of Blackman Kallick, LLP, independent registered public accounting firm, as the auditors of the Company for the year ending December 31, 2011.

FOR ☐	AGAINST ☐	ABSTAIN ☐

This proxy, when properly executed, will be voted in the manner directed herein by the undersigned shareholder. If no direction is given, this proxy will be voted FOR matters 1, 2, 3 and 5, and 3 YEARS on matter 4.
Whether or not you plan to attend the meeting, you are urged to execute and return this proxy, which may be revoked at any time prior to its use.

Change of Address or Comments Mark Here ☐

Please sign your name exactly as it appears hereon. When signing as attorney, executor, administrator, trustee or guardian, please give full title as such. If a corporation, please sign in full corporate name by President or other authorized officer. If a partnership, please sign in partnership name by authorized person.

Date , 2011

Signature of Shareholder

Signature of Additional Shareholder(s)